CREDIT AGREEMENT


                                  Among


                          Circuit Systems, Inc.,

                 Circuit Systems of Tennessee, L.P., and

                        SVPC Circuit Systems, Inc.

                            as the Borrowers,


                  The Lenders Which are Parties Hereto,

                                   and

                          LaSalle National Bank

                                 as Agent




                       Dated as of January 6, 1999

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                          TABLE OF CONTENTS

                                                                         Page
                                                                         ----
  ARTICLE 1. DEFINITIONS; RULES OF CONSTRUCTION1
       1.1  Defined Terms                                                  1
       1.2  Accounting Terms                                              21
       1.3  Rules of Construction                                         21

  ARTICLE 2.  THE LOANS                                                   22
       2.1  Revolving Credit Commitment                                   22
            2.1a Revolving Credit Loans                                   22
            2.1b Commitments of the Lenders                               22
            2.1c Mandatory and Voluntary Reductions of Revolving Credit
                 Commitment; Mandatory and Voluntary Principal Payments   22
                 (i)  Borrowing Base Amount                               22
                 (ii) Voluntary Permanent Reductions                      22
                 (iii)     Effect of Reductions                           22
                 (iv) Application of Reductions and Prepayments           23
                 (v)  Funding Breakage Fee                                23
            2.1d Amount of Revolving Credit Loans                         24
            2.1e Interest Rate                                            24
            2.1f Repayments                                               24
            2.1g Revolving Credit Note                                    24
       2.2  Intentionally Left Blank                                      24
       2.3  Term Loan                                                     25
            2.3a Term Loan: Term Loan Notes                               25
            2.3b Commitments of the Lenders                               25
            2.3c Term Loan Scheduled Payments                             25
            2.3d Prepayment of Term Loan                                  25
                 (i)  Voluntary Prepayments                               25
                 (ii) Payment of Interest and Fees on Prepayment          25
            2.3e Interest Rate                                            26
       2.4  Intentionally Left Blank                                      26
       2.5  Interest                                                      26
            2.5a Interest Rates; Base Rate and LIBOR-Rate Options         26
            2.5b Adjustments to Interest Rates and Fees                   26
                 (i)  Changes in Funded Debt to EBITDA Ratio              26
                 (ii) Changes in Base Rate                                27
                 (iii)  Changes in LIBOR-Rate Reserve Percentage          27
                 (iv)   Default Rate                                      27
            2.5c Interest Rate Option Elections Renewals and Conversions  27
            2.5d Limitation on Election of LIBOR-Rate Options             28
            2.5e Special Provisions Relating to LIBOR-Rate Option         28
                 (i)  LIBOR-Rate Unascertainable                          28
                 (ii) Illegality of Offering LIBOR-Rate                   28
                 (iii)     Inability to Offer LIBOR-Rate                  29
                 (iv) Indemnity                                           29
            2.5f Yield Protection                                         29
            2.5g Method of Calculation                                    30
            2.5h Interest Payment Dates                                   30
            2.5i Calculation of Interest                                  30
       2.6  Requests for Loans, Interest Rate Options and Conversions     30
       2.7  Method of Disbursements and Payments                          31
       2.8  Capital Adequacy                                              31
       2.9  Loan Accounts                                                 32

       2.10 Fees                                                          32
            2.10a  Draw Fees                                              32
            2.10b  Unused Availability Fee                                32
            2.10c  Fees Fully Earned                                      32
       2.11 All Obligations to Constitute One Obligation                  32
       2.12 Payment From Accounts Maintained by the Borrowers             32

  ARTICLE 3.  SET-OFF AND SECURITY INTERESTS                              32
       3.1  Set-Off                                                       32
       3.2  Personal Property Interests                                   33
       3.3  Real Property Interests                                       33

  ARTICLE 4.  REPRESENTATIONS AND WARRANTIES                              33
       4.1  Organization and Powers                                       33
            4.1a Corporations                                             33
            4.1b CSTLP                                                    34
       4.2  Capitalization/Ownership                                      34
       4.3  Power and Authority                                           34
       4.4  Validity; Binding Effect and Enforceability                   34
       4.5  No Conflict                                                   35
       4.6  Financial Matters                                             35
            4.6a Historical Financial Statements                          35
            4.6b Financial Pro-Forma and Projections                      36
       4.7  Material Adverse Change                                       36
       4.8  Litigation                                                    36
       4.9  Compliance with Laws                                          36
       4.10 Material Contracts                                            36
       4.11 Labor Matters                                                 37
       4.12 Account Warranties                                            37
       4.13 Names                                                         37
       4.14 Locations: Mortgaged Parcels                                  37
       4.15 Condition of and Title to Assets                              38
            4.15a  Real Property Owned by Any Borrower which is not a
                   Mortgaged Parcel                                       38
            4.15b  Leased Real Property                                   39
       4.16 Tax Returns and Payments                                      39
       4.17 Intellectual Property                                         39
       4.18 Insurance                                                     40
       4.19 Consents and Approvals                                        40
       4.20 Plans and Benefit Arrangements                                40
       4.21 Solvency                                                      41
       4.22 Margin Stock                                                  41
       4.23 Investment Company Act                                        41
       4.24 Public Utility Holding Company Act                            41
       4.25 Year 2000 Problem                                             41
       4.26 Full Disclosure                                               41

  ARTICLE 5.  AFFIRMATIVE COVENANTS                                       42
       5.1  Use of Proceeds                                               42
       5.2  Delivery of Financial Statements and Other Information        42
            5.2a Annual Financial Statements                              42
            5.2b Quarterly Budgets.                                       43
            5.2c Monthly Statement of Operations                          43
            5.2d Compliance Certificate                                   43
            5.2e Borrowing Base Certificate                               43
            5.2f Management Letters                                       43

            5.2g Other Reports, Information and Notices                   43
                 (i)    Notice of Defaults and Material Adverse Changes   43
                 (ii)   Notice of Litigation                              44
                 (iii)  ERISA Reports                                     44
                 (iv)   Notices of Tax Audits                             44
                 (v)    Notice of Name Change                             44
                 (vi)   Labor Matters                                     45
                 (vii)  Annual Forecast                                   45
            5.2h Statements and Reports                                   45
            5.2i SEC Reports                                              45
            5.2j Additional Information; Visitation                       45
       5.3  Preservation of Existence; Qualification                      45
       5.4  Compliance with Laws, Contracts and Licenses                  45
       5.5  Continuance of Business                                       46
       5.6  Accounting System: Books and Records                          46
       5.7  Payment of Taxes and Other Liabilities                        46
       5.8  Insurance                                                     46
       5.9  Maintenance of Properties                                     47
       5.10 Plans and Benefit Arrangements                                47
       5.11 Access to Accountants and Management                          47
       5.12 Audit                                                         47
       5.13 Collateral Locations                                          47
       5.14 Updates to Representations, Warranties and Schedules          48
       5.15 Further Assurances: Power of Attorney                         48
       5.16 Key Man Life Insurance Policy                                 48
       5.17 Primary Banking Relationship                                  49
       5.18 Ownership of Subsidiaries.                                    49
       5.19 Silicon Valley Acquisition                                    49

  ARTICLE 6.  NEGATIVE COVENANTS                                          49
       6.1  Indebtedness                                                  49
       6.2  Guarantees                                                    50
       6.3  Liens: Negative Pledge                                        50
       6.4  Financial Covenants                                           50
            6.4a Minimum EBITDA                                           50
            6.4b Adjusted Debt Service Ratio                              50
            6.4c Minimum Tangible Net Worth                               50
            6.4d Maximum Debt to Tangible Net Worth Ratio                 50
            6.4e Capital Expenditures                                     50
            6.4f Operating Lease Expense                                  51
       6.5  Distribution Restriction                                      51
       6.6  Liquidations, Mergers, Consolidations, Acquisitions, Etc      51
       6.7  Subsidiaries                                                  51
       6.8  Loans and Other Advances and Payments                         51
            6.8a Loans                                                    51
            6.8b Prepayments                                              51
       6.9  Investments                                                   51
       6.10 Affiliate Transactions                                        52
       6.11 Change of Business                                            52
       6.12 ERISA                                                         52
       6.13 Capital Expenditure Limits                                    53
       6.14 Asset Dispositions                                            53

  ARTICLE 7.  CONDITIONS TO EXTENSIONS OF CREDIT53
       7.1  All Loans                                                     53
            7.1a Request for Loan or Application                          53
            7.1b Borrowing Base Certificate                               53
            7.1c No Default or Event of Default                           53
            7.1d Representations Correct                                  53
            7.1e Landlord Waivers and Consent                             54
            7.1f Loans for Silicon Valley Acquisition                     54
       7.2  Initial Extension of Credit                                   54
            7.2a Closing Documents                                        54
            7.2b Lien Searches                                            55
            7.2c Termination Statements, Etc                              55
            7.2d Title Insurance                                          55
            7.2e Surveys                                                  55
            7.2f Site Assessments                                         55
            7.2g Environmental Agreement                                  55
            7.2h Appraisals                                               56
            7.2i Audit of Accounts and Inventory                          56
            7.2j Hazard and Liability Insurance                           56
            7.2k Flood Insurance                                          56
            7.2l Termination of Existing Bank Credit Agreement            56
            7.2m Organizational Documents                                 56
            7.2n Intentionally Left Blank                                 56
            7.2o Opinion of Counsel                                       56
            7.2p Intentionally left blank                                 57
            7.2q Governmental Approvals                                   57
            7.2r Performance of Agreements                                57
            7.2s Request for Initial Loans                                57
            7.2t Assignment of Life Insurance Policy                      57
            7.2u Landlord Waivers and Consents                            57
            7.2v Solvency Certificate                                     57
            7.2w No Deterioration                                         57
            7.2x No Litigation                                            57
            7.2y Closing Date Applicable Margin Statement                 57
            7.2z Payment of Fees                                          57
       7.3  Conditions for Loans Made for the Silicon Valley Acquisition  58
            7.3a Purchase and Sale Agreement                              58
            7.3b UCC-1 Financing Statements                               58
            7.3c Lien Searches                                            58
            7.3d Termination Statements, Etc                              58
            7.3e Termination of Existing Indebtedness                     58
            7.3f Opinion of Counsel                                       58
            7.3g Governmental Approvals                                   58
            7.3h Landlord Waivers and Consents                            59
            7.3i Solvency Certificate                                     59
            7.3j No Deterioration                                         59

  ARTICLE 8.  EVENTS OF DEFAULT; REMEDIES59
       8.1  Events of Default                                             59
            8.1a Nonpayment of Any Borrower's Obligations                 59
            8.1b Violations Under Other Indebtedness and Obligations      59
            8.1c Insolvency, Etc.                                         59
                 (i)  Involuntary Proceedings                             59
                 (ii) Voluntary Proceedings                               60
            8.1d Dissolution; Cessation of Business                       60
            8.1e ERISA                                                    60
            8.1f Change of Control                                        60
            8.1g Adverse Judgments                                        60
            8.1h Failure to Comply with Loan Documents                    60
                 (i)  Failure to Comply with Negative Covenants           60
                 (ii) Failure to Comply with Other Covenants              60
                 (iii)  Defaults under or Failure to Comply with Other
                        Loan Documents                                    61
            8.1i Misrepresentation                                        61
            8.1j Invalidity, Etc. of Loan Documents                       61
            8.1k Material Adverse Change                                  61
            8.1l Agent's Lien                                             61
       8.2  Remedies                                                      61
            8.2a Events of Default Under Sections 8.1c and 8.1d           61
            8.2b Remaining Events of Default                              62
            8.2c Additional Remedies                                      62
            8.2d Exercise of Remedies; Remedies Cumulative                62

  ARTICLE 9.  AGREEMENT AMONG LENDERS                                     62
       9.1  General; No Third Party Beneficiary                           62
       9.2  Appointment and Grant of Authority                            62
       9.3  Non-Reliance on the Agent                                     63
       9.4  Responsibility of the Agent and Other Matters                 63
            9.4a Ministerial Nature of Duties                             63
            9.4b Limitation of Liability                                  63
            9.4c Reliance                                                 64
       9.5  Action on Instructions                                        64
       9.6  Action Upon Occurrence of a Default or Event of Default       64
       9.7  Indemnification                                               64
       9.8  Agent's Rights as a Lender                                    65
       9.9  Loan Advances by the Agent                                    65
       9.10 Payment to Lenders                                            65
       9.11 Pro Rata Sharing                                              66
       9.12 Notice of Event of Default                                    66
       9.13 Successor Agent                                               66

  ARTICLE 10.  GENERAL PROVISIONS                                         66
       10.1 Amendments and Waivers                                        66
       10.2 Taxes                                                         68
       10.3 Expenses                                                      68
       10.4 Notices                                                       69
            10.4a     Notice to the Borrower                              69
            10.4b     Notice to the Agent                                 69
            10.4c     Notice to the Lenders                               70
            10.4d     Effectiveness of Notices                            70
       10.5 Assignments                                                   70
            10.5a     Assignments                                         70
            10.5b     Assignment to Federal Reserve Bank                  71
            10.5c     Assignment Register                                 71
       10.6 Participations                                                71
            10.6a     Sale of Participations                              72
            10.6b     Right of Setoff                                     72
       10.7 Indemnity                                                     72
       10.8 Successors and Assigns                                        73
       10.9 Confidentiality                                               73
       10.10  Severability                                                73
       10.11  Survival                                                    73
       10.12  Governing Law                                               73
       10.13  Forum                                                       74
       10.14  Non-Business Days                                           74
       10.15  Integration                                                 74
       10.16  Joint and Several Obligations                               74
       10.17  Headings                                                    74
       10.17  Counterparts                                                74
       10.18  WAIVER OF JURY TRIAL                                        75

                               CREDIT AGREEMENT


       This CREDIT AGREEMENT, dated as of January 6, 1999, is entered into by and among CIRCUIT SYSTEMS, INC., an Illinois corporation ("CSI"), CIRCUIT SYSTEMS OF TENNESSEE, L.P., a Tennessee limited partnership ("CSTLP"), and SVPC CIRCUIT SYSTEMS, INC., a California corporation ("SVPCCS"), (each, a "Borrower" as further defined below, and collectively, the "Borrowers"), the financial institutions which are or which become parties hereto (each a "Lender" and collectively the "Lenders," as further defined below), and LASALLE NATIONAL BANK, a national banking association, for itself as a Lender and as the agent for the Lenders (in such capacity the "Agent").

                                 WITNESSETH:

       WHEREAS, the Borrowers have requested that the Lenders make available to them (i) a revolving credit facility in the maximum principal amount of $18,000,000 and (ii) a term loan in the maximum principal amount of $7,000,000, and the Lenders have agreed to do so, on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

  ARTICLE 1. DEFINITIONS; RULES OF CONSTRUCTION

  1.1 Defined Terms. As used in this Agreement, including the preamble and recitals hereto, and in the other Loan Documents, the following terms shall have the meanings set forth below or in the Section or Subsection of this Agreement referred to, unless the context otherwise requires:

       Account: An account, as that term is defined in the Uniform Commercial Code, due any Borrower, whether now in existence or hereafter created or acquired.

       Account Debtor: Any Person who is or becomes obligated under or with respect to an Account.

       Adjusted Net Income: Net income of the Borrowers on a consolidated basis determined in accordance with GAAP, less any gain on the sale of any asset not in the ordinary course of business and/or any extraordinary income and income tax liability.

       Affiliate: As to any Person, any other person directly or indirectly through one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person.

       Agent: LaSalle National Bank, a national banking association, in its capacity as agent for the Lenders hereunder, and its successors and assigns, and any Person that becomes a successor agent hereunder.

       Agreement:  This Credit Agreement, together with all exhibits and
       schedules  hereto  and  all  extensions,  renewals,   amendments,
       restatements, substitutions, and replacements hereto and hereof.

       Applicable Margin: As to each (i) Revolving Loan Tranche and Term Loan Tranche, an incremental amount in excess of the Base Rate or the LIBOR-Rate which will fluctuate as a function of the Funded Debt to EBITDA Ratio, pursuant to Section 2.5a.

       Assignment and Assumption Agreement: An Assignment and Assumption Agreement entered into by and between a Purchasing Lender, and a Transferor Lender, substantially in the form of Exhibit "N" hereto, with appropriate insertions, and all exhibits, schedules, extensions, renewals, amendments, substitutions, and replacements thereto and thereof.

       Authorized Officer: D.S. Patel and James E. Robbs. The Agent and the Lenders shall be entitled to rely on the incumbency certificates delivered pursuant to Section 7.2 for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by CSI at any time by delivering to the Agent a revised, fully-executed incumbency certificate.

       Base Rate:     The per annum rate of interest equal to the  Prime
       Rate.

       Base Rate Loan:   A Revolving Loan Tranche  or Term Loan  Tranche
       bearing interest under the Base Rate Option, as set forth in Subsection 2.5a.

       Base Rate Option:   The ability  of the Borrowers  to elect  Base
       Rate Loans, as set forth in Subsection 2.5a.

       Benefit Arrangement: An "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrowers or any ERISA Affiliate for the benefit of employees of the Borrowers or any ERISA Affiliate.

       Borrower:  Any of CSI, CSTLP, or SVPCCS.

       Borrowing Base:
            For the Revolving Credit Loans: The lesser of $18,000,000 or the sum of (i) 85% of Eligible Accounts,
            (ii) 50% of Eligible Finished Goods, (iii) 75% of Eligible Finished Goods on Consignment, not greater than $2,500,000, (iv) the sum of 40% of the Raw
            Materials of SVPCCS and 50% of Raw Materials of all other entities, together, not greater than $2,000,000, and (v) 60% of the current market value of the common stock of SigmaTron held by CSI, not greater than $2,000,000.

            For the Term Loan: The lesser of $7,000,000 or the sum of (a) 75% of the fair market value of the Mortgaged Parcels and (b) 75% of the orderly liquidation value of the Borrowers' machinery and equipment less the sum of the current outstanding loans and leases secured by such machinery and equipment.

       Borrowing  Base  Certificate:    A  borrowing  base   certificate
       substantially in the form of Exhibit "K" which has been executed by an Authorized Officer and delivered to the Agent.

       Business: The manufacture or sourcing, distribution and sale of printed circuit boards by CSI and its Subsidiaries.

       Business Day: Any day other than a Saturday or a Sunday or a legal holiday on which the offices of the Agent (currently located in Chicago, Illinois) are authorized or required to be closed for business, and if the applicable Business Day related to any LIBOR-Rate Loan, such day must also be a day on which dealings are carried on in the London interbank market.

       Capital Expenditure: Any expenditure which would be classified as a capital expenditure in accordance with GAAP.

       Capitalized  Lease:    Any  lease  of  property  which  would  be
       capitalized on a balance sheet prepared in accordance with GAAP.

       Capitalized Lease  Obligations:   The amount  of the  obligations
       under Capitalized Leases which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

       Change of Control: Any transaction or series of transactions or occurrences which result at any time in any Person (other than D.S. Patel) or group of Persons (within the meaning of Sections 13 and 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder) shall have the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under said Act) of securities representing 25% or more of the combined voting power of all outstanding voting securities of CSI or (b) D.S. Patel shall own less than 25% of all outstanding voting securities of CSI.

       Chattel Paper: Any chattel paper, as that term is defined in the Uniform Commercial Code, of any Borrower, whether now owned or hereafter created or acquired.

       Closing Certificate: A certificate substantially in the form of Exhibit "L" which has been executed by the Borrowers and delivered to the Agent.

       Closing Date: A date mutually agreed to by the parties hereto upon the satisfaction or fulfillment of the conditions precedent set forth in Article 7.

       Closing Date Applicable Margin Statement: A pro forma financial statement showing Funded Debt of CSI on a Consolidated basis to the EBITDA of CSI on a consolidated basis for the twelve months ended November 30, 1998 which reflects the Funded Debt as of the Closing Date, the Silicon Valley Acquisition and the costs and expenses of the Silicon Valley Acquisition and those hereunder.

       Collateral: Collectively, all of the property (whether real, personal or mixed, and whether tangible or intangible), rights, titles and interests subject to any Lien in favor of the Agent for the benefit of the Lenders pursuant to this Agreement or any other Loan Document.

       Commission:  The Securities and Exchange Commission.

       Commitment: With respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and the Term Loan pursuant to Article 2 in the aggregate Dollar amounts not to exceed at any one time outstanding: (i) as to any Lender which is an original signatory to this Agreement, the Dollar amounts for such Lender set forth on Annex A hereto or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender, as the case may be, or (ii) as to any Lender which is not an original signatory to this Agreement but which becomes a Lender by executing an Assignment and Assumption Agreement as a Purchasing Lender, the Dollar amounts for such Lender set forth on Schedule I to such Assignment and Assumption Agreement, or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender.
       Commitment Percentage: With respect to each Lender, its percentage commitment of the Revolving Credit Commitment and the Term Loan, which shall be (i) as to any Lender which is an original signatory to this Agreement, the percentage set forth on Annex A hereto or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender, as the case may be, or (ii) as to any Lender which is not an original signatory to this Agreement but which becomes a Lender by executing an Assignment and Assumption Agreement as a Purchasing Lender, the percentage set forth on Schedule I to such Assignment and Assumption
       Agreement, or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender.

       Compliance Certificate: A certificate substantially in the form of Exhibit "J", as the case may be, which has been executed by an Authorized Officer and delivered to the Agent.

       Control (and its derivatives): Either (i) the ownership of five percent (5%) or more of any class of voting securities, limited liability company membership interests, partnership interests or other equity interest of a Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether as a general partner of a limited partnership, manager of a limited liability company or through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise, including without limitation the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

       CSI:  Circuit Systems, Inc., an Illinois corporation.

       CST:     Circuit  Systems   of  Tennessee,   Inc.,  a   Tennessee
       corporation, and the general partner of CSTLP.

       CSTLP: Circuit Systems of Tennessee, L.P., a Tennessee limited partnership.

       Debt Service: As of any date of determination, the sum of (i) interest expense on Indebtedness, (ii) scheduled payments of principal on Indebtedness (other than on the Revolving Credit Loans or any voluntary prepayments of principal), (iii) lease payments made with respect to Capitalized Leases and (iv) rental payments for leased real property all determined in accordance with GAAP consistently applied.

       Default: Any condition, event, omission or act which with the giving of notice, the passage of time or the occurrence of any condition, event or act would constitute an Event of Default.

       Default  Rate:    The  rate  of  interest  described  in  Section
       2.5b(iv).

       Document: Any document, as that term is defined in the Uniform Commercial Code, of the Borrowers, whether now owned or in existence or hereafter created or acquired.

       Dollars or $:  The legal tender of the United States of America.

       EBITDA: The sum of (i) Adjusted Net Income, (ii) interest expense, (iii) depreciation, (iv) amortization, (v) income tax expense, of the Borrowers on a consolidated basis, and (vi) the one-time restructuring charge of $1,520,000 taken in the first quarter of Fiscal Year 1999, all determined in accordance with GAAP consistently applied (and limited, in the cases of (ii) through (vi) above, to the extent such items are deducted from such Adjusted Net Income).

       Eligible Account: Any Account of any Borrower which the Agent, in its sole discretion exercised in good faith, determines to have met all of the following minimum requirements:

            (i) The Account represents a complete bona fide transaction for goods sold and delivered or services rendered (excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Borrower to make such Account payable by the Account Debtor;

            (ii) The Account arises from an arm's-length transaction in the ordinary course of the business of the Borrower between the Borrower and an Account Debtor which (unless the Account Debtor is SigmaTron or unless the Agent otherwise agrees in writing) is not (A) an Affiliate or Subsidiary of any Borrower, (B) a Person Controlled by a Subsidiary or Affiliate of any Borrower, (C) an officer, director, stockholder or employee of any of the Borrowers or any Affiliate or Subsidiary of the Borrowers, or (D) a member of the family of an officer, director, stockholder or employee of any Borrower or a Subsidiary or Affiliate of any Borrower;

            (iii) The Account shall not (A) be or have been unpaid more than ninety (90) days from the original due date of the invoice or (B) be payable by an Account Debtor (1) more than 25% of whose Accounts are not deemed Eligible Accounts or (2) whose Accounts constitute 20% or more of the aggregate amount of all outstanding Accounts, provided, however, that the 20% limit shall not apply to Lucent Technologies, Inc. and other Account Debtors approved in writing by the Required Lenders and provided further, that, as to such (B)(2) Account Debtors, only the amount of such Accounts in excess of 20% shall not be an Eligible Account;

            (iv) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill-and-hold, consignment sale, guaranteed sale or sale-or-return basis or on the basis of any other similar understanding, and no part of such goods have been returned or rejected;

            (v) The Account is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment;

            (vi) The Account Debtor with respect to the Account (A) is Solvent, (B) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on his or its business, operations or properties, (C) has not made an assignment for the benefit of his or its creditors,
       (D) has not failed, suspended business, ceased to be Solvent, dissolved or consented to or suffered the appointment of a receiver, trustee, liquidator or custodian for him or it or for all or a significant portion of his or its assets or affairs, (E) is not, in the sole discretion of the Agent exercised in good faith, deemed ineligible for credit for other reasons (including, without limitations, unsatisfactory past experience of any of the Borrowers, respectively, or the Agent with such Account Debtor or the unsatisfactory reputation of such Account Debtor), and (F) is not located in Indiana, Minnesota, New Jersey or any other jurisdiction which requires a Borrower, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either (i) to receive a certificate of authority to do business and be in good standing in that jurisdiction, or (ii) to file a Notice of Business Activities Report or similar report with such jurisdiction's taxing authority, unless (X) the Borrower has taken one of the actions described in clause (i) or
       (ii), (Y) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by the Borrower at its election, or (Z) the Borrower has proven, to the Agent's reasonable satisfaction, that it is exempt from any such requirements under any such jurisdiction's laws for all required periods;

            (vii) The Account Debtor is not located outside of the United States of America, unless (a) the foreign Account Debtor is a Fortune 1000 company, the Borrower has delivered to the Bank any or all letters of credit and/or cash against documents relating to such foreign Account or evidence of credit insurance, as requested by the Agent and deemed adequate and acceptable by the Agent or (b) the foreign Account has been deemed eligible by the Agent in its sole discretion;

            (viii) The Account Debtor is not the government of the United States of America, or any department, agency or instrumentality of the United States of America, unless the Borrower assigns its right to payment of such Account to the Agent, in form and substance satisfactory to the Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. '203 et seq.), as amended from time to time, or applicable similar or successor legislation.

            (ix) The Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is only that portion of an Account which is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and the Account is not otherwise subject to any right of setoff to the extent of any of the foregoing.

            (x) The Account is subject to a valid, perfected, first priority Lien in favor of the Agent, subject only to the Permitted Liens;

            (xi) The Account is evidenced by an invoice or other reasonably appropriate documentation;

            (xii) The Account is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

            (xiii) The goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien except a Lien in favor of the Agent;

            (xiv)     The Account  is  payable  in  freely  transferable
       Dollars;

            (xv) The Borrower  has  not  made  any  agreement  with  the
       Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

            (xvi) The Borrower has not made any agreement with the Account Debtor to extend the time of payment of such Account beyond the ninety (90) day period referred to in (iii) unless the Account is supported by an irrevocable letter of credit issued by a Bank acceptable to the Agent without prior written consent of the Lenders; and

            (xvii) No covenant, representation or warranty contained in this Agreement or any of the other Loan Documents with respect to such Account has been breached.

       In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise Eligible Accounts shall be reduced to the extent of any accounts payable (including, without limitation, the Agent's good faith estimate of any contingent liabilities) owing by the Borrower to such Account Debtor, which accounts payable are known as "contras".

       Eligible Finished Goods: Any of the finished goods in the Inventory of the Borrowers which the Agent, in its sole discretion exercised in good faith, determines to have met all of the following minimum requirements:

            (i) The finished goods are (A) located in the United States at the premises listed on Schedule 4.14 and the Agent's Lien has been perfected at such location, unless the applicable Borrower has complied with the terms of Section 5.13 and the Agent's Lien has been perfected in any new location for Inventory and (B) not in transit;

            (ii) The finished goods are not stored with a bailee, warehouseman, consignee or similar party;

            (iii) The finished goods are not located on the premises of an outside processor or an independent sales office;

            (iv) The finished goods are new and of good and merchantable quality, are not obsolete and represent no more than an 18-month supply of such finished goods;

            (v) The finished goods are not packaging material or packaging supplies unless such materials or supplies have already been incorporated into the finished goods;

            (vi) The finished goods are subject to a valid, perfected, first priority Lien in favor of the Agent and are not subject to any other Lien whatsoever, other than the Permitted Liens;

            (vii) No covenant, representation or warranty contained in this Agreement or any of the other Loan Documents with respect to such finished goods has been breached; and

            (viii) The finished goods have not been manufactured in violation of any Federal minimum wage or overtime laws, including the Fair Labor Standards Act, 29 U.S.C. 215(a)(1) or any similar or successor legislation.

       Eligible Finished Goods On Consignment: That portion of the Borrowers' finished goods inventory (i) which is held by an Agent-approved Account Debtor, (ii) which is subject to a consignment agreement which has been approved by Agent in form and substance, and (iii) in which the Agent holds a perfected security interest. The only Agent-approved Account Debtor holding Eligible Goods On Consignment as of the Closing Date is Lucent Technologies, Inc.

       Environmental Agreement: The Environmental Indemnity Agreement substantially in the form of Exhibit "G", together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

       Environmental Law: This term shall have the meaning given it in the Environmental Agreement.

       Equipment: Any equipment, as that term is defined in the Uniform Commercial Code, owned by the Borrowers, whether now owned or hereafter acquired and wherever located.

       ERISA: The Employee Retirement Income Security Act of 1974, as it may from time to time be amended, supplemented, or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.
       ERISA Affiliate: At any time any member of a controlled group of corporations under Section 414(b) of the Internal Revenue Code of which any Borrower is a member, and any trade or business (whether or not incorporated) under common control with any Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with any of the Borrowers, are or were treated as a single employer under Section 414(m) or 414(o) of the Internal Revenue Code.

       Event of Default:  Any of the events specified in Section 8.1.

       Existing Bank Credit Agreement: The Credit Agreement dated as of July 24, 1997 entered into by and between CSI and American National Bank, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

       Existing Bank Indebtedness: All outstanding principal, accrued and unpaid interest and fees, and all other unpaid amounts owed to American National Bank pursuant to the Existing Bank Credit Agreement.

       Expenses: Those amounts described in Section 10.3.

       Fee: Any of the Unused Availability Fee, the Term Loan Draw Fee or any other fee payable by the Borrowers to the Agent or the Lenders hereunder or under any of the other Loan Documents.

       Fiscal Quarter: Each three-month fiscal period of CSI beginning respectively on each successive February 1, May 1, August 1 and November 1 during the term thereof and ending on the immediately succeeding April 30, July 31, October 31 and January 31.

       Fiscal Year: Each annual fiscal period of CSI beginning May 1 and ending on the immediately succeeding April 30.

       Fixture: Any fixture, as that term is defined in the Uniform Commercial Code, owned by the Borrowers, whether now owned or hereafter acquired and wherever located.

       Funded Debt:  As of any  date of determination, the total  amount
       of  the  Borrowers'  outstanding  Indebtedness,  reported  on   a
       consolidated basis.

       Funded Debt to EBITDA Ratio: The ratio of Funded Debt as of the end of a Fiscal Quarter to EBITDA for such Fiscal Quarter, on a rolling four quarter basis; provided that for periods prior to the Closing Date the ratio shall be determined on the basis of the Funded Debt as of the Closing Date and the EBITDA for the relevant period.

       Funding Breakage Fee:   The prepayment  fee described in  Section
       2.1c(v).

       GAAP: Generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) which are applicable to the circumstances as of the date of determination.

       General Intangible: Any general intangible, as that term is defined in the Uniform Commercial Code, of the Borrowers, whether now owned or in existence or hereafter created or acquired, including without limitation any cause of action, business records, deposit account, invention, design, patent, patent application, trademark, trademark application, service mark, service mark application, trade name, trade name application, trade secret, goodwill, copyright, copyright application, registration, license, franchise, customer guaranties, security interests, rights to indemnification or any other intangible property of any kind or nature (other than an Account).

       Goods:   All  goods, as  that  term  is defined  in  the  Uniform
       Commercial Code, of the Borrowers, whether now owned or hereafter acquired and wherever located.

       Governmental Approval: Any order, consent, authorization, license, validation, approval or permit required to be issued to or obtained by any of the Borrower from any Governmental Authority in connection with (i) the ownership, construction, erection, installation, operation, use and maintenance by it of its properties, (ii) the conduct of its present and proposed businesses and (iii) the execution, delivery and performance by it of and under the Loan Documents.

       Governmental Authority: The government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state, territory or municipality or locality therein, or any central bank or any comparable authority, and any successor to any of the foregoing or any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       Governmental Rule: Any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including without limitation Environmental Laws, whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

       Guaranty: As to any Person, any obligation, direct or indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform,
       (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

       Indebtedness: Individually and collectively, (i) all obligations and indebtedness for borrowed money, including but not limited to the Obligations and subordinated financing (to the extent such financing shall be treated as indebtedness (or debt) under GAAP);
       (ii) all obligations evidenced by bonds, debentures, notes, including but not limited to the Notes, or similar instruments;
       (iii) all obligations under conditional sale or other title retention agreements relating to property purchased by any Borrower; (iv) all obligations issued or assumed as the deferred purchase price of property or services; (v) all Capitalized Lease Obligations; (vi) all obligations with respect to letters of credit, whether matured or contingent; (vii) all obligations of others secured by any Lien or property or assets owned or acquired, whether or not the obligations secured thereby have been assumed; (viii) any Guaranty; (ix) all obligations with respect to any interest hedge agreement (i.e. any type of agreement or arrangement designed to provide protection against fluctuations in interest rates); and (x) any other transaction which shall be treated as indebtedness (or debt) in accordance with GAAP; provided, however, that Indebtedness shall not include accounts payable incurred in the ordinary course of business and not more than 90 days old, unless disputed in good faith, if those accounts payable do not constitute obligations to repay borrowed money.

       Indemnified Person:  This term shall have the meaning given it in
       Section 10.7.

       Instrument:   Any instrument,  as that  term  is defined  in  the
       Uniform Commercial Code, owned or held by any Borrower, whether now owned or in existence or hereafter created or acquired.

       Interest Rate Option: Either the Base  Rate Option or the  LIBOR-
       Rate Option.

       Internal Revenue Code: The Internal Revenue Code of 1986 or any successor legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

       Inventory: All inventory, as that term is defined in the Uniform Commercial Code, owned by any Borrower, including but not limited to any and all new or used goods, merchandise or other personal property, including but not limited to goods in transit, of any Borrower, and which is or may at any time be held as finished goods, raw materials, work-in-process, supplies or materials used or consumed in the business of such Borrower or held for sale or lease or furnished under a contract of service in the ordinary course of  the  business  of such  Borrower,  including  but  not limited to all returned and repossessed goods and all supplementary items, packing and shipping supplies and advertising materials, all of the foregoing whether now owned or hereafter acquired and wherever located.

       Investment Property: Any investment property, as that term is defined in the Uniform Commercial Code, of any of the Borrowers, whether now owned or in existence as hereinafter created or acquired.

       Lender: Each financial institution listed on Annex A, and any financial institution which becomes a party hereto in the future, and its successors and permitted assigns.

       LIBOR-Rate: With respect to each Revolving Loan Tranche and each Term Loan Tranche to which the LIBOR-Rate Option applies for any LIBOR-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward or downward to the nearest 1/16th of 1% per annum)
       (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be quoted on the Reuters screen ISDA page to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the

       London interbank market (or, if such Reuters quotation is not available, determined in good faith by the Agent, after inquiry to three reference banks selected by the Agent from among the Lenders, in accordance with its usual procedures when reference banks are consulted), at approximately 11:00 a.m., London time, two Business Days prior to the first day of such LIBOR-Rate Interest Period for delivery on the first day of such LIBOR-Rate Interest period and in an amount comparable to such Revolving Loan Tranche or Term Loan Tranche and having a borrowing date and a maturity comparable to such LIBOR-Rate Interest Period by (ii) a number equal to 1.00 minus the LIBOR-Rate Reserve Percentage.

       LIBOR-Rate Interest Period: (i) With respect to any Revolving Loan Tranche or Term Loan Tranche, any individual period of one, two or three months commencing on the date a LIBOR-Rate Option is effective; provided, however, that (A) any LIBOR-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such LIBOR-Rate Interest Period shall end on the next preceding Business Day, (B) any LIBOR-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such LIBOR-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (C) no LIBOR-Rate Interest Period for any Revolving Loan Tranche may end after the Revolving Credit Termination Date, and no LIBOR-Rate interest period for any Term Loan Tranche may end after the Term Loan Maturity Date.

       LIBOR-Rate Loan: A Revolving Loan Tranche or Term Loan Tranche bearing interest under the LIBOR-Rate Option, as set forth in Subsection 2.5a.

       LIBOR-Rate Option: The ability of the Borrowers to elect LIBOR-Rate Loans, as set forth in Subsection 2.5c.

       LIBOR-Rate Reserve Percentage: The maximum percentage (expressed as a decimal rounded upward to the nearest 1/16 of 1%), as determined by the Agent (which determination shall be conclusive, absent manifest error) which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System. The LIBOR-Rate shall be adjusted automatically as of the effective date of each change in the LIBOR-Rate Reserve Percentage. The LIBOR-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "LIBOR-Rate Reserve Percentage" as herein defined.

       Lien: Any security interest, mortgage, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform
       Commercial Code evidencing any of the foregoing), in, upon or against any asset of any Borrower or any Subsidiary, whether or not voluntarily given.

       Loan:    A  Revolving   Credit  Loan  or   the  Term  Loan,   and
       collectively, the "Loans."

       Loan Account:  Any loan account referred to in Section 2.9.

       Loan Document: Any of this Agreement, any Revolving Credit Note, any Term Note, any Security Document, the Environmental Agreement, the Pledge Agreement, and all other agreements, documents and instruments executed and delivered to govern, evidence or secure the Obligations, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

       Loan Request:   Each  Loan Request  executed  by a  Borrower  and
       delivered to the Agent, substantially in the form of Exhibit "C".


       Material Adverse Change: Any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity of enforceability of this Agreement or any of the other Loan Documents, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrowers, taken as a whole, (iii) impairs materially or could reasonably be expected to impair materially the ability of a Borrower to duly and punctually pay or perform the Obligations, or (iv) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any Lender to enforce their respective legal remedies pursuant to this Agreement and the other Loan Documents.

       Material Adverse Effect: An effect that results in or causes a Material Adverse Change.

       Money:   Any  money, as  that  term  is defined  in  the  Uniform
       Commercial Code, of the Borrowers, whether now owned or hereafter acquired.

       Mortgage: Any mortgage or deed of trust delivered pursuant to this Agreement, substantially in the form of Exhibit "F", for the Mortgaged Parcels, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

       Mortgaged Parcel or Mortgaged Parcels: The parcels of real estate and all improvements and appurtenances owned by any Borrower, identified on Schedule 4.14, which are to be mortgaged by such Borrower pursuant to this Agreement.
       Multiemployer Plan: A "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

       Note: Individually, any Revolving Credit Note and any Term Loan Note, and collectively, all of the Revolving Credit Notes and the Term Loan Notes, the "Notes".

       Obligations: Collectively, (i) all unpaid principal and accrued and unpaid interest with respect to the Loans, (ii) all accrued and unpaid Fees and Expenses, (iii) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, costs, expenses, prepayment premiums, yield protection obligations, the Funding Breakage Fee and other obligations of any Borrower to the Agent, any Lender or any Indemnified Person hereunder and thereunder, and (iv) all out-of-pocket costs and expenses incurred by the Agent and any Lender in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Agent's and the Lender's counsel which the Borrowers are responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

       Outstanding Revolving  Credit Amount:   The  aggregate  principal
       amount of outstanding Revolving Credit Loans.

       Participant: Any bank or financial institution which acquires from any Lender an interest in such Lender's Revolving Credit Commitment and Loans, pursuant to Section 10.6.

       Participation: The sale, made in accordance with the provisions of Section 10.6, by a Lender to any Participant of an undivided interest in such Lender's Revolving Credit Commitment and Loans.

       PBGC:   The  Pension  Benefit  Guaranty  Corporation  established
       pursuant to ERISA, or any entity succeeding to any or all of its functions under ERISA.

       Permitted Encumbrances: Certain permitted liens, easements and encumbrances described in Section 7.2d.

       Permitted Lien:  Any of the following:

            (i) The security interests in the Collateral granted to the Agent for the benefit of the Lenders as security for the Obligations;

            (ii) Liens  to  secure   Indebtedness  permitted  to   exist
       pursuant to items (ii) and (iii) of Section 6.1, including, without limitation, purchase money security interests granted in favor of sellers of personal property so long as the lien does not exceed eighty percent (80%) of such Indebtedness;

            (iii) Good faith deposits made in the ordinary course of business in connection with bids, tenders, contracts or leases to which a Borrower is a party, or deposits made to secure public or statutory obligations;

            (iv) Deposits to secure replevin, surety, attachment or appeal bonds relating to legal proceedings to which a Borrower is a party;

            (v) Liens for taxes, assessments, governmental charges or levies on the Borrower's properties, including any such liens made pursuant to any Environmental Law, if such taxes, assessments, governmental charges or levies are not at the time due and payable or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the applicable Borrower has created adequate reserves;

            (vi) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

            (vii) Liens arising out of judgments or awards against any Borrower with respect to which enforcement has been stayed and the applicable Borrower at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted provided that all such Liens in the aggregate do not exceed $100,000;

            (viii) Mechanics', carriers', workmen's, repairmen's and other similar statutory Liens incurred in the ordinary course of the business of any Borrower, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and as to which such Borrower has created adequate reserves;

            (ix) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and any Borrower;

            (x)  Liens existing on the Closing Date which are listed  on
       Schedule 6.3.

       Person: Any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, unincorporated organization or enterprise, entity or Governmental Authority.

       Plan: As to any Person, any employee pension benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Person and/or any ERISA Affiliate of such Person for employees of such Person and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by such Person and/or any entity which was an ERISA Affiliate at such time for their respective employees.

       Pledge Agreement: The pledge by CSI of all of the capital stock of SigmaTron owned by CSI and 100% of the CSI's Subsidiaries now existing or hereafter acquired, pursuant to the terms of a Pledge Agreement dated of even date executed by CSI in the form of Exhibit "E", together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

       Prime Rate: For any day, a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Agent as its Prime Rate, such rate to change contemporaneously with each change in the established and quoted rate. In the event that the Agent, during the term of the Loans, shall abolish or abandon the practice of publishing the Prime Rate, the Prime Rate hereunder shall be the lowest published prime rate announced by one of the other Lenders under this Agreement. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to a customer by the Agent.

       Prohibited Transaction:   A "prohibited  transaction" as  defined
       under Section  406  of ERISA  or  Section 4975  of  the  Internal
       Revenue Code.

       Purchasing Lender:    A Lender  which  becomes a  party  to  this
       Agreement by executing an Assignment and Assumption Agreement.

       Qualified Lender: Either (i) the Agent or any Lender or (ii) any other bank or trust company organized under the laws of the United States of America or any state thereof, having total assets in excess of $5,000,000,000 and whose long-term certificates of deposit are rated "A" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., or "A" or better by Moody's Investors Service, Inc.

       Raw Material Inventory: That portion of a Borrower's Inventory which consists of raw materials normally used by that Borrower in the manufacture of finished goods.

       Register:  This term shall have  the meaning given it in  Section
       10.5c.

       Regulations D,G,T,U and X: Regulations D, G, T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq., 12 C.F.R. Part 207 et. seq., 12 C.F.R. Part 220 et. seq., 12 C.F.R. Part 221 et. seq. and 12 C.F.R. Part 224 et. seq., respectively), as such regulations are now in effect and as may hereafter be amended.

       Reportable Event: A "reportable event" described in Section 4043 of ERISA and in 29 C.F.R. Part 2615.

       Required Lenders: Prior to the termination of the Revolving Credit Commitment, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Commitment Percentages of all the Lenders, and after the termination of the Revolving Credit Commitment, whether on the stated Revolving Credit Termination Date, by acceleration or otherwise, the Lenders whose outstanding principal amounts of the Loans aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the outstanding Loans.

       Revolving Credit Commitment:   The obligation  of the Lenders  to
       make available to the Borrowers Revolving Credit Loans in a maximum aggregate principal amount not to exceed $18,000,000.

       Revolving Credit Loan: An individual borrowing by a Borrower under the Revolving Credit Commitment including any increases, extensions or renewals thereto or thereof and collectively with other borrowings by other Borrowers under the Revolving Credit Commitment, the "Revolving Credit Loans".

       Revolving Credit Note: Any promissory note of a Borrower evidencing Indebtedness of that Borrower under the Revolving Credit Commitment and in substantially the form of Exhibit "A", together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

       Revolving Credit Termination Date:  October 31, 2001.

       Revolving Loan Tranche: A specified portion of the Revolving Credit Loans as follows: (i) any Revolving Credit Loan to which the LIBOR-Rate Option applies which becomes subject to the same LIBOR-Rate Option under the same Loan Request and for election of or conversion to an Interest Rate Option by the Borrowers and which has the same LIBOR-Rate Interest Period shall constitute one Revolving Loan Tranche and (ii) any Revolving Credit Loan to which the Base Rate Option applies shall constitute one Revolving Loan Tranche.

       Security Agreement: The Security Agreement executed by the Borrowers and substantially in the form of Exhibit "D", together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

       Security Documents:  Any and all  of (i) the Security  Agreement,
       (ii) the Mortgages, (iii) the Pledge Agreement, (iv) all additional documents and instruments entered into from time to time for the purpose of securing the Obligations, (v) any and all ancillary documents and instruments relating to any of the foregoing, such as Uniform Commercial Code financing statements, and (vi) all extensions, renewals, amendments, substitutions, replacements and continuations to and of any of the foregoing.

       Shareholder Distribution: Any dividend, redemption or other acquisition for value of capital stock now or hereafter outstanding, return of capital or any distribution of assets to any shareholder.

       SigmaTron:      SigmaTron   International,   Inc.,   a   Delaware
       corporation.

       Silicon Valley: H.O.T.L.R.T., Inc. d/b/a Silicon Valley Printed Circuits, a California corporation.
       Silicon Valley Acquisition: The transaction (which will have been consummated prior to January 4, 1999) through which SVPCCS shall acquire substantially all of the assets and certain assumed liabilities of Silicon Valley with a combination of seller notes aggregating no more than $4,000,000 and cash and other consideration valued at no more than $3,000,000.
       Solvent: As to any Person, the condition which exists when such Person (i) owns assets whose value (both at fair market value and present fair saleable value) is, on the date of determination, greater than the amount of such Person's liabilities (including without limitation contingent and unliquidated liabilities), (ii) is able to pay all of its obligations as they mature and (iii) has capital that is not unreasonably small and is sufficient in relation to its present business and transactions and all business and transactions in which it is about to engage.

       Subsidiary: Either (i) any corporation more than 50% of the outstanding voting securities of which is at the time owned or Controlled, directly or indirectly, by a Borrower, or by a Borrower and one or more Subsidiaries, or (ii) any other Person which is so owned or Controlled.

       Tangible Net Worth: An amount equal to (i) the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in accordance with GAAP, less intangible assets, whether or not in accordance with GAAP, including, without limitation, unamortized covenants not to compete, prepayments, deferred charges, unamortized debt discount and expense, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, all obligations owed to the Borrower by any Affiliate or Subsidiary, and all loans by the Borrowers to their officers, shareholders, Subsidiaries or employees.

       Term Loan: The term loan made by the Lenders to the Borrowers in the principal amount of $7,000,000, including any increases, extension or renewals thereto or thereof.

       Term Loan Draw Fee:  The Fee described in subsection 2.10a.

       Term Loan Maturity Date:  October 31, 2003.

       Term Loan Note: A promissory note of the Borrowers evidencing indebtedness of the Borrowers under the Term Loan, in substantially the form of Exhibit "B", together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

       Term Loan Tranche: A specified portion of the principal amount of the Term Loan as follows: (i) any portion of the principal of the Term Loan to which the LIBOR-Rate Option applies which becomes subject to the same LIBOR-Rate Option under the same election of or conversion to an Interest Rate Option by the Borrowers and which has the same LIBOR-Rate Interest Period shall constitute one Term Loan Tranche and (ii) the entire portion of the principal of the Term Loan to which the Base Rate Option applies shall constitute one Term Loan Tranche.

       Transfer Effective  Date:   For  each Assignment  and  Assumption
       Agreement, the date upon which such Assignment and Assumption Agreement is effective.

       Transferor Lender: The selling Lender pursuant to an Assignment and Assumption Agreement as permitted by Section 10.5.

       Treasury Rate Applicable to LIBOR-Rate Loan Prepayment: The rate per annum as of any "Funding Breakage Date" referenced in Subsection 2.1c(v) determined by the applicable Lender (which determination shall be conclusive absent manifest error) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding treasury rate maturity date and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date.)

       Uniform Commercial Code: The Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

       Unused Availability Fee:  That Fee described in subsection 2.10b.

  1.2  Accounting Terms.   Each accounting term  not defined herein  and
  each accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

  1.3 Rules of Construction. (i) Except as otherwise specified herein, all references in any Loan Document (A) to any Person shall be deemed to include such Person's heirs, executors, administrators, successors and assigns, (B) to any applicable Governmental Rule shall be deemed references to such Governmental Rule as the same may have been or may be amended, supplemented or replaced from time to time and (C) to any Loan Document defined or referred to herein shall be deemed references to such Loan Document (and, in the case of any Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

       (ii) When used in any Loan Document, the words "herein," and "hereunder" and words of similar import shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and the words "Article," "Section," "Subsection," "Schedule," "Exhibit," and "Annex" shall refer to Articles, Sections and Subsections of, and Schedules, Exhibits and Annexes to, such Loan Document, unless otherwise specified.

       (iii) Whenever the context so requires, in all Loan Documents the use of or reference to any gender includes the masculine, feminine and neuter genders; "or" has the inclusive meaning represented by the phrase "and/or"; "including" has the meaning represented by the phrase "including without limitation"; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

  ARTICLE 2.  THE LOANS

  2.1  Revolving Credit Commitment.

       2.1a Revolving Credit Loans. The Lenders agree, severally and not jointly, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that any Borrower shall have the right to borrow, repay and reborrow, from the date hereof until the Revolving Credit Termination Date, an aggregate principal amount which shall not exceed in the aggregate at any one time outstanding the lesser of (i) $18,000,000 or (ii) the Borrowing Base for the Revolving Credit Loans.

       2.1b Commitments of the Lenders. Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers from time to time not to exceed an aggregate principal amount at any time equal to such Lender's Commitment Percentage of the Revolving Credit Commitment; provided, however, that in no event shall any Lender be required to advance an amount in excess of its Commitment with respect to the Revolving Credit Loans; and provided, further, that if any Lender fails to advance to any Borrower its commitment Percentage of any Revolving Credit Loan, the remaining Lenders shall not be required to advance to that Borrower the defaulting Lender's share of such Revolving Credit Loan.

       2.1c Mandatory and Voluntary Reductions of Revolving Credit Commitment; Mandatory and Voluntary Principal Payments.

       (i) Borrowing Base Amount. In the event that at any time either any Loan Account or the Borrowing Base Certificate most recently delivered by a Borrower to the Agent shows that the Outstanding Revolving Credit Amount exceeds the Borrowing Base, the Borrowers shall repay, simultaneously with the delivery of any such Borrowing Base Certificate to the Agent or upon demand by the Agent, whichever is earlier, an amount which is sufficient to reduce the Outstanding Revolving Credit Amount so that, after such repayment, the Borrowing Base has not been exceeded. Until such repayment occurs, the Lenders shall not be required to make additional Revolving Credit Loans to any Borrower.

       (ii) Voluntary Permanent Reductions. Upon two Business Days' written notice to the Agent, the Borrowers may from time to time voluntarily permanently reduce the Revolving Credit Commitment. Each voluntary reduction shall be in a minimum amount of $1,000,000 or, if greater than $1,000,000, in integral multiples of $500,000.

       (iii) Effect of Reductions. The portion of the Revolving Credit Commitment so terminated pursuant to the preceding item (ii) shall no longer be available for borrowing. Simultaneously with each voluntary permanent reduction, the Borrowers shall make a payment of the outstanding Revolving Credit Loans equal to the excess, if any, of
  (A) the aggregate principal amount of the Outstanding Revolving Credit Amount over (B) the Revolving Credit Commitment, as so reduced, and all accrued and unpaid interest thereon. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Section 2.1c(v) and Section 2.5e, if any).

       (iv) Application of Reductions and Prepayments. Any and all Revolving Credit Commitment reductions or prepayments (mandatory or voluntary) made pursuant to any particular item of this Section 2.1c shall be made in addition to, and not in lieu of, any and all Revolving Credit Commitment reductions and prepayments (mandatory or voluntary) to be made pursuant to any other item of this Section 2.1c.
   All such mandatory and voluntary prepayments of Revolving Credit Loans shall be accompanied by all accrued and unpaid interest thereon and all amounts due pursuant to Section 2.1c(v) and Section 2.5h, if any, and, in the case of a permanent reduction of the Revolving Credit Commitment to zero, any other outstanding Obligations relating to the Revolving Credit Commitment which are then due and payable. All such mandatory and voluntary prepayments shall be applied by the Agent to repay Base Rate Loans first, and then to repay LIBOR-Rate Loans.

       (v) Funding Breakage Fee. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Revolving Loan Tranche of any LIBOR-Rate Loan becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another Interest Rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due) on a day other than the last day of the corresponding LIBOR-Rate Interest Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrowers shall pay each Lender an amount ("Funding Breakage Fee") determined by such Lender as follows:

            (A) first, calculate the following amount (w) the principal amount of such Revolving Loan Tranche of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (x) the greater of (1) zero or (2) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Treasury Rate Applicable to LIBOR-Rate Loan Prepayment as of the Funding Breakage Date, times (y) the number of days from and including the Funding Breakage Date to but not including the last day of such LIBOR-Rate Interest Period, times (z) l/360; and

            (B) the Funding Breakage Fee to be paid by the Borrowers to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate Applicable to LIBOR-Rate Loan Prepayment as of such Funding Breakage Date, and calculated on the basis of a year of 360 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause
  (A) (which amount described in the preceding clause (A) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding LIBOR-Rate Interest Period).

  Such Funding Breakage Fee shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrowers shall, on the due date for payment of any Funding Breakage Fee, pay to such Lender an additional amount equal to interest on such Funding Breakage Fee from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this Subsection shall be determined in good faith by such Lender, and such determination shall be conclusive.

       2.1d Amount of Revolving  Credit Loans.   Except  as required  by
  Section 2.4d, each Revolving Credit Loan shall be in a minimum amount of $500,000, or if in excess of $500,000, in integral multiples of $100,000; provided, however, that if the entire amount of Revolving Credit Loans available to the Borrowers is less than $500,000, then such Revolving Credit Loan shall be for such entire amount.

       2.1e Interest Rate. The Revolving Credit Loans shall bear interest at the rate or rates set forth in Section 2.5 hereof, unless the Default Rate is in effect at that time, in which case the Revolving Credit Loan shall bear interest at the Default Rate until the Default Rate becomes inapplicable.

       2.1f Repayments.  Except for  prepayments or repayments  required
  (i) pursuant to Section 2.1c and (ii) as otherwise provided herein, each repayment of Revolving Credit Loans made by any Borrower shall be in a minimum principal amount and an integral multiple of $50,000; provided, however, that if the entire amount of Revolving Credit Loans to such Borrower then outstanding is less than $50,000, then such Borrower shall repay such entire lesser amount. On the Revolving Credit Termination Date the entire Outstanding Revolving Credit Amount, plus all accrued and unpaid interest thereon, any unpaid Fees relating thereto and any other outstanding Obligations relating to the Revolving Credit Commitment shall be due and payable in immediately available funds.

       2.1g Revolving Credit Note. The obligation of the Borrowers to repay, on or before the Revolving Credit Termination Date, the aggregate unpaid principal amount of Revolving Credit Loans shall be evidenced by Revolving Credit Notes, each substantially in the form of Exhibit "A", (i) drawn by the Borrowers to the order of a Lender in the maximum amount of that Lender's Commitment Percentage of the
  Revolving Credit Commitment, (ii) duly  executed by the Borrowers  and
  (iii) delivered to the Agent for redelivery to such Lender. The principal amount actually due and owing each Lender under the Revolving Credit Note payable to it shall be the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender, all as shown on the Loan Accounts established pursuant to Section 2.9.

  2.2  Intentionally Left Blank.

  2.3  Term Loan.

       2.3a Term Loan: Term Loan Notes. The Lenders agree, severally and not jointly, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, to make the Term Loan to the Borrowers in an aggregate principal amount of $7,000,000. The Term Loan shall be funded in one drawing and amounts borrowed thereunder and repaid may not be reborrowed. The obligation of the Borrowers to repay, on or before the Term Loan
  Maturity Date shall be evidenced by the Term Loan Notes, each substantially in the form of Exhibit "B," (i) drawn by the Borrowers to the order of a Lender in the amount of that Lender's Commitment Percentage of the Term Loan, (ii) duly executed by the Borrowers and
  (iii) delivered to the Agent for redelivery to such Lender.

       2.3b Commitments of the Lenders. Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make the Term Loan to the Borrowers in an amount not to exceed the principal amount equal to such Lender's Commitment Percentage of the Term Loan. If any Lender fails to advance to the Borrowers its Commitment Percentage of the Term Loan, the remaining Lenders shall not be required to advance to the Borrowers the defaulting Lender's share of the Term Loan.

       2.3c Term Loan Scheduled Payments. Principal payments under the Term Loan Notes shall be due and payable in consecutive monthly installments beginning on January 31, 1999 and continuing thereafter on the last day of each month, of $97,222.22 each, and otherwise in accordance with the terms set forth in the Term Loan Notes.

  On the Term Loan Maturity Date, any outstanding Obligations relating to the Term Loan shall be due and payable.

       2.3d Prepayment of Term Loan

       (i) Voluntary Prepayments. Any of the Borrowers may prepay the outstanding principal of the Term Loan in amounts of $50,000 and any integral multiple thereof (subject to the requirements of Section 2.5d) upon ten (10) days prior notice to the Agent specifying the proposed date of prepayment and the amount to be prepaid (a "Term Loan Prepayment Notice"). Each Term Loan Prepayment Notice shall be irrevocable and upon delivery thereof to the Agent the amount specified therein shall be and become due and payable on the date specified therein.

       (ii) Payment of Interest and Fees on Prepayment. Each prepayment of principal of the Term Loan pursuant to this Subsection 2.3d shall be accompanied by payment of all accrued and unpaid interest on the amount prepaid. Prepayment shall be without premium or penalty, provided that prepayment of any Term Loan Tranche bearing interest under the LIBOR-Rate Option shall be accompanied by the Funding Breakage Fee calculated in a manner consistent with Subsection 2.1c(v) and all amounts owed pursuant to Section 2.5e, if any.

       2.3e Interest Rate. The Term Loan shall bear interest at the rate or rates set forth in Section 2.5 hereof, unless the Default Rate is in effect at that time, in which case the Term Loan shall bear interest at the Default Rate until the Default Rate becomes inapplicable.

  2.4  Intentionally Left Blank.

  2.5  Interest.

       2.5a Interest Rates; Base Rate and LIBOR-Rate Options. During the term hereof the interest applicable to the Loans outstanding may fluctuate in accordance with the terms and provisions of this Section 2.5a. Subject to the limitations set forth in Subsection 2.5b, each Borrower may elect an interest rate (A) under the Base Rate Option which shall accrue at a rate per annum equal to the sum of the Base Rate plus the Applicable Margins as set forth on Annex B, and (B) under the LIBOR-Rate Option which shall accrue at a rate per annum equal to the sum of the LIBOR-Rate plus the Applicable Margins as set forth on Annex B, and in all cases the Applicable Margin shall fluctuate in accordance with the Funded Debt to EBITDA Ratio as set forth on Annex B. The Applicable Margin for the Base Rate Loans and the LIBOR-Rate Loans effective as of the Closing Date will be at the Level on Annex B which corresponds to the Funded Debt to EBITDA Ratio to be determined by the Lenders from the Closing Date Applicable Margin Statements delivered to the Lenders by the Borrower.

       2.5b Adjustments to Interest Rates and Fees.

       (i) Changes in Funded Debt to EBITDA Ratio. Interest rate and Fee adjustments resulting from changes in the Funded Debt to EBITDA Ratio shall be made without notice to the Borrowers, based on such ratio as of the end of a Fiscal Quarter. The applicable interest rate or Fee shall be reduced to a specified level only in the event that
  (A) no Default or Event of Default exists as of the date of determination and (B) the required Funded Debt to EBITDA Ratio has been satisfied; provided, however, that if a Default or Event of Default has been remedied as provided in Section 8.1 within any applicable cure period set forth therein or waived by the Lenders in writing, the applicable interest rate or Fee shall be reduced effective as of the applicable date contemplated by Subsections (A) through (C) below. All adjustments shall be determined by the Agent and shall be effective as follows:

            (A) the Agent shall make its interest rate determination within five (5) Business Days of the receipt by the Lenders (the "Review Period") of the Borrowers' consolidated quarterly or annual financial statements and Compliance Certificate indicating that an adjustment in the Applicable Margin or Fee is warranted;

            (B) any reduction or increase in the Applicable Margin after the Review Period with respect to a Revolving Loan Tranche or a Term Loan Tranche for a LIBOR-Rate Loan shall be effective on the first day following the maturity of a LIBOR-Rate Interest Period; provided that if Funded Debt to EBITDA Ratio which warranted an adjustment to the Applicable Margin has not been maintained for any Fiscal Quarter pending maturity of such LIBOR-Rate Interest Period the Applicable Margin shall not be reduced;

            (C) any reduction or increase in the Applicable Margin with respect to a Revolving Loan Tranche or a Term Loan Tranche for a Base Rate Loan or any Fee shall be effective one (1) Business Day following the Review Period; and

            (D) if any financial statements necessary for calculation of the Funded Debt to EBITDA Ratio provided for in this Section 2.5b are not delivered to the Agent within the time periods specified in
  Section 5.2, and such statements when ultimately delivered give rise to an increase in the Applicable Margin or Fees, such increase shall be retroactive to the date such financial statements were required to be delivered pursuant to Section 5.2.

       (ii) Changes in Base Rate. The Base Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate, which adjustments shall be automatically effective on the day of any such change.

       (iii) Changes in LIBOR-Rate Reserve Percentage. The LIBOR-Rate Option shall be adjusted from time to time, without notice to the Borrowers, as necessary to reflect any changes in the LIBOR-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

       (iv) Default Rate. Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to two percent (2%) in excess of the rate then in effect (e.g. the Base Rate plus the Applicable Margin plus 2%, or the LIBOR-Rate plus the Applicable Margin plus 2%); provided that with respect to any sum other than principal of the Loans which bears interest at the Default Rate pursuant to this Agreement or any of the other Loan Documents, Default Rate shall mean the Base Rate plus the Applicable Margin plus 2%.

       2.5c Interest Rate Option Elections Renewals and Conversions. Subject to the remaining provisions of this Agreement, each Borrower shall have the option to elect to have all or any Revolving Loan Tranche or Term Loan Tranche bear interest at either of the Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Revolving Loan Tranches or Term Loan Tranches to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with Section 2.6. Elections of, conversions to or renewals of the Base Rate Option shall continue in effect until converted to the LIBOR-Rate Option. Elections of, conversions to or renewals of the LIBOR-Rate Option shall expire as to each such LIBOR-Rate Option at the expiration of the applicable LIBOR-Rate Interest Period. Any Revolving Loan Tranche or Term Loan Tranche outstanding for which no elections have been made shall bear interest under the Base Rate Option.

       2.5d Limitation on Election of LIBOR-Rate Options. Each election of the LIBOR-Rate Option or the prepayment of all or any LIBOR-Rate Loans shall be in the minimum principal amount of $500,000 or, if in excess of $500,000, in integral multiples of $100,000. Upon the occurrence and during the continuance of an Event of Default, each Borrower's right to elect, renew or convert to LIBOR-Rate Loans shall be suspended.

       2.5e Special Provisions Relating to LIBOR-Rate Option.

       (i) LIBOR-Rate Unascertainable. In the event that on any date on which a LIBOR-Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR-Rate, the Agent shall give prompt notice of such determination to the Borrowers and the other Lenders, and until the Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, the right of the Borrowers to borrow under, renew or convert to the LIBOR-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

       (ii) Illegality of Offering LIBOR-Rate. If the Agent shall determine in good faith, which determination shall be final and conclusive, that compliance by the Agent or any Lender with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for such Lender to make or maintain LIBOR-Rate Loans, the Agent shall give notice of such determination to the Borrowers and the Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the Agent shall give notice to the Borrowers that the circumstances giving rise to such determination no longer apply:

            (A)  with  respect  to   any  LIBOR-Rate  Interest   Periods
  thereafter commencing, interest on the corresponding LIBOR-Rate Loans shall be computed and payable under the Base Rate Option; and

            (B) on such date, if any, as shall be required by law, any LIBOR-Rate Loans then outstanding shall be automatically renewed at the Base Rate Option: and the Borrower shall pay to the Lenders the accrued and unpaid interest on such LIBOR-Rate Loans to (but not including) such renewal date. The Borrowers shall pay the Lenders any additional amounts reasonably necessary to compensate the Lenders (on an after-tax basis) for any out-of-pocket costs incurred by the Lenders as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant LIBOR-Rate Interest Period, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them to loan or maintain the Loans so converted. The Lenders shall furnish to the Borrowers a certificate showing the calculation of the amount necessary to compensate the Lenders (on an after-tax basis) for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrowers shall pay such amount to the Lenders, as additional consideration hereunder, within ten (10) days of the Borrowers' receipt of such certificate.

       (iii) Inability to Offer LIBOR-Rate. In the event that a Lender shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to the LIBOR-Rate Loans which would enable such Lender to fund such LIBOR-Rate Loans, then such Lender shall immediately notify the Agent. The Agent shall then notify the Borrowers that the right of the Borrowers to borrow under, convert to or renew the LIBOR-Rate Option shall be suspended. Following notification of the suspension of the LIBOR-Rate Option, the Borrowers agree to negotiate with the affected Lender for a modified LIBOR-Rate which will allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrowers and the affected Lender cannot agree on a modified LIBOR-Rate, any notice of borrowing under, conversion to or renewal of the LIBOR-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein.

       (iv) Indemnity.   In addition  to the  other provisions  of  this
  Section 2.5e, the Borrowers hereby agree to indemnify the Agent and the Lenders against any loss or expense which the Agent or any Lender may sustain or incur as a consequence of any default by the Borrowers in failing to make any borrowing, conversion or renewal hereunder to bear interest at the LIBOR-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any LIBOR-Rate Loan or in making any payment or prepayment of any LIBOR-Rate Loan or any part thereof on any day other than the last day of the relevant LIBOR-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by the Agent or any Lender in respect of funds borrowed by it for the purpose of making or maintaining any LIBOR-Rate Loan as determined in good faith by the Agent or any Lender in the exercise of its sole but reasonable discretion. The affected Lender shall furnish to the Borrowers a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrowers shall pay such amount to the affected Lender within ten days of the Borrowers' receipt of such certificate.

       2.5f Yield Protection. If any Governmental Rule or the interpretation or application thereof by any court, any Governmental Authority charged with the administration thereof or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

       (i) subjects the Agent or any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Agent or such Lender and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Agent or any Lender with respect to payments by the Borrowers of principal, interest or other amounts due from the Borrowers hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Agent or such Lender); or
       (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by the Agent or any Lender (other than such requirements which are included in the determination of the LIBOR-Rate hereunder); or

       (iii) imposes upon the Agent or any Lender any other condition with respect to this Agreement; and the result of any of the foregoing is to increase the cost to the Agent or the affected Lender, reduce the income receivable by the Agent or such Lender, reduce the rate of return on the Agent's or such Lender's capital or impose any expense upon the Agent or such Lender by an amount which the Agent or such Lender in its sole but reasonable discretion deems to be material (each, a "Yield Protection Event"), the Agent or the affected Lender shall from time to time notify the Agent of the amount determined by such Lender (which determination absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Agent or such Lender (on an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, and setting forth the calculations therefor, and the Agent shall thereupon notify the Borrowers. The affected Lender shall notify the Borrowers of any Yield Protection Event as promptly as possible. The Borrowers shall pay such amount to the Agent or the affected Lender, as additional consideration hereunder, within ten (10) days of the Borrowers' receipt of such notice from the Agent.

       2.5g Method of Calculation. In determining the amount due the Agent and the Lenders hereunder by reason of the application of this
  Section 2.5, the Agent and the Lenders may use any reasonable averaging or attribution method; provided, however, that the Agent and each Lender must use reasonable efforts to minimize such losses and costs.

       2.5h Interest Payment Dates. Interest due on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each month, with the first such payment due on December 31, 1998. Interest due on all outstanding LIBOR-Rate Loans shall be payable on the last day of each LIBOR-Rate Interest Period and, for LIBOR-Rate Interest Periods of in excess of thirty days, also on the 30th, 60th and 90th day of such LIBOR-Rate Interest Period. After any maturity of any Note or the Obligations, whether on a scheduled maturity date, by acceleration or otherwise, all accrued and unpaid interest shall be due and payable on demand until all amounts due hereunder are paid in full.

       2.5i Calculation of Interest. Interest under the Loans shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

  2.6 Requests for Loans, Interest Rate Options and Conversions. Each request for a Revolving Credit Loan and for the election or renewal of or conversion to an Interest Rate Option for any Loan shall be made to the Agent orally or in writing by an Authorized Officer no later than 11:00 a.m. (Chicago time) (i) on the Business Day of such Loan or Interest Rate Option election, renewal or conversion, with respect to Base Rate Loans and (ii) at least three (3) Business Days prior thereto, with respect to LIBOR-Rate Loans. Any oral request for a Loan or an Interest Rate Option shall be followed immediately by the applicable Borrower's written confirmation of such request executed by an Authorized Officer, which confirmation must set forth the amount and date of the Loan, if applicable, the Interest Rate Option selected and, if applicable, the LIBOR-Rate Interest Period being selected and the proposed effective date thereof. All written requests and confirmations shall be made pursuant to a Loan Request in the form of Exhibit "C." A request from a Borrower pursuant to this Section 2.6 with respect to a LIBOR-Rate Loan shall irrevocably commit that Borrower to accept such LIBOR-Rate Loan on the date specified in such request. The Agent shall promptly notify the Lenders of each request for a Loan no later than by 12:00 p.m. (Chicago time) on the Business Days referred to in clause (i) or (ii) above. Each Lender shall make its Commitment Percentage of any Loan available to the requesting Borrower in immediately available funds at the principal office of the Agent prior to 2:00 p.m. (Chicago time) on the date such Loan is to be made.

  2.7 Method of Disbursements and Payments. All Loans shall be made by the Agent funding the account of the requesting Borrower maintained at the Agent. All payments of principal, interest, Fees, costs and other amounts due hereunder and under the other Loan Documents shall be made by the applicable Borrower to the Agent at the Agent's principal office at 135 South LaSalle Street, Chicago, Illinois 60603 not later than 11:00 a.m. (Chicago time) on the due date, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by all Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. All such Loans and payments shall be made in cash or shall be immediately good funds when either transferred by the Agent into the applicable Borrower's account with the Agent, or when delivered by any Borrower to the Agent, as the case may be.

  2.8 Capital Adequacy. If (i) any adoption of, change in or interpretation of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other
  Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A) 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix A) or any court requires that the commitments of any Lender hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on such Lenders capital as a consequence of such commitments to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Agent and the Borrowers a certificate of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"), calculated in good faith, using reasonable attribution and averaging methods, which certificate, absent manifest error, shall be presumed to be correct. Such amount shall be due and payable by the Borrowers to the affected Lender ten (10) days after such notice is given.

  2.9 Loan Accounts. Each Lender shall open and maintain on its books a Loan Account in each Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest, Fees and other amounts due and sums paid to such Lender hereunder and under the other Loan Documents. Except in the case of manifest error in computation, such records shall be conclusive and binding on the Borrowers as to the amount at any time due to such Lender from the Borrowers.

  2.10 Fees. The Borrowers shall pay the following Fees, all of which shall be fully earned when due and nonrefundable:

       2.10a     Draw Fees.   On the Closing  Date, the Borrowers  shall
  pay the Agent, for the pro rata benefit of Lenders, a Term Loan Draw Fee in the amount of .5% of the Term Loan.

       2.10b Unused Availability Fee. The Borrowers shall pay to the Agent, for the pro rata benefit of Lenders, a fee in an amount equal to the Revolving Credit Commitment less the sum of the average daily balance of the Revolving Credit Loans of all the Borrowers during the preceding month multiplied by the applicable Unused Availability Fee (determined on the date such payment is due) in the Pricing Matrix set forth in Annex B hereto, such fee to be calculated quarterly on the basis of a 360 day year for the actual number of days elapsed and to be payable quarterly in arrears on the last day of each Fiscal Quarter following the Closing Date.

       2.10c     Fees Fully  Earned.   All  Fees  payable to  the  Agent
  pursuant to any Loan Document shall be fully earned when due and shall be non-refundable.

  2.11 All Obligations to Constitute One Obligation. All Obligations of a Borrower hereunder shall constitute one general obligation of such Borrower, and shall be secured by the Agent's Lien on the Collateral for the benefit of the Lenders and by all other Liens heretofore, now or at any time or times hereafter granted by such Borrower to the Agent.

  2.12 Payment From Accounts Maintained by the Borrowers. The Agent is hereby authorized to effect payment of principal, interest, and cash management fees by debiting the demand deposit accounts of the Borrowers now or in the future maintained with the Agent with appropriate debits to the Loan Accounts for such amounts, provided that the Agent shall give prompt notice thereof to the Borrowers.

  ARTICLE 3.  SET-OFF AND SECURITY INTERESTS

  3.1 Set-Off. To secure the repayment of the Obligations, each Borrower hereby gives to each Lender and any Participant a Lien and security interest upon and in any of such Borrower's property, credits, securities and Money which may at any time be delivered to, or be in the possession of, or owed by such Lender and any Participant in any capacity whatever, including the balance of any deposit account maintained by such Borrower with such Lender or the Participant, as the case may be. Each Borrower hereby authorizes each Lender and each Participant, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at such Lender's or the Participant's option, to apply (through debit, set-off or otherwise), at the discretion of such Lender or the Participant, to the payment of the Obligations any and all such property, credits, securities or Money now or hereafter in the hands of the Lender or the Participant or belonging or owed to such Borrower.

  3.2 Personal Property Interests. To secure the repayment of the Obligations, each Borrower hereby grants to the Agent for and on behalf of the Lenders, a Lien, subject only to Permitted Liens, in all of its now owned or hereafter acquired Equipment, Fixtures, Goods, Inventory, Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Investment Property, all as more fully described in the Security Documents. To further evidence the grant of such Liens, on or prior to the Closing Date and from time to time thereafter each of the Borrower shall execute and will deliver to the Agent (i) the Security Agreement substantially in the form of Exhibit "D," (ii) the

  Pledge Agreement substantially in the forms of Exhibit "E", if applicable, (iii) a collateral assignment of Patents and Trademarks substantially in the form of Exhibit "H" and (iv) all Uniform
  Commercial Code financing statements reasonably requested by the Agent, so that all times during the Term hereof each Borrower has granted to the Agent a valid, first priority perfected Lien in and to all personal property owned by it, subject only to the Permitted Liens.

  3.3 Real Property Interests. To secure the repayment of the Obligations, each applicable Borrower hereby agrees to grant to the Agent for and on behalf of the Lenders, a Lien, subject only to Permitted Encumbrances and Permitted Liens, in all of its now owned or hereafter acquired interests in the Mortgaged Parcels. To further evidence the grant of such Liens, on or prior to the Closing Date and from time to time thereafter, each applicable Borrower shall execute and deliver to the agent a Mortgage or Deed of trust for each Mortgaged Parcel, in recordable form, substantially in the form of Exhibit "F."
  ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

       To induce the Agent and the Lenders to enter into this Agreement and to make the Loans herein provided for, each Borrower makes the following representations and warranties to the Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

  4.1  Organization and Powers.

       4.1a Corporations: Each of CSI, CST and SVPCCS is and shall at all times be a corporation, is duly organized, validly existing and in good standing under the laws of the state or territory of its formation and is qualified to do business in all states in which it owns Mortgaged Parcels and in the States listed on Schedule 4.1, which represent all of the states in which the leasing of its property or the operation of its business requires such corporation to be qualified. Each of the CSI, CST and SVPCCS has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted, to own and operate its properties, and to enter into each Loan Document.

       4.1b CSTLP: CSTLP is and shall at all times be a limited partnership, is duly organized, validly existing and in good standing under the laws of Tennessee and is qualified to do business in all states in which it owns Mortgaged Parcels and in the states listed on
  Schedule 4.1, which represent all of the States in which the leasing of its property or the operation of its business requires such corporation to be qualified. CST has all requisite corporate power and authority to act as the general partner of CSTLP and to carry on CSTLP's business as now conducted and proposed to be conducted, to own and operate its properties, and to cause CSTLP to enter into each Loan Document.

  4.2 Capitalization/Ownership. The authorized capital stock of each of CSI, CST and SVPCCS is as set forth on Schedule 4.2. All issued and outstanding shares of capital stock of such corporations are duly authorized and validly issued, fully paid, nonassessable, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth on
  Schedule 4.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from CSI of any shares of capital stock or other securities of any of its Subsidiaries.
  Except as set forth in Schedule 4.2, Borrowers  have no  Subsidiaries.
  Schedule 4.2A sets forth the owners of all of the partnership interests of CSTLP and the percentage of partnership interests owned by such owner.

  4.3 Power and Authority. Each of the Borrowers is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of this Agreement and the other Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary actions required to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which such Borrower is a party have been properly taken by such Borrower.

  4.4 Validity; Binding Effect and Enforceability. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrowers. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrowers, enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

  4.5 No Conflict. Neither the execution and delivery of this Agreement and the other Loan Documents by any Borrower, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by such Borrower, will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of such Borrower's Articles of Incorporation, as amended, or By-Laws, as amended, or such Borrower's Agreement of Limited Partnership (ii) any agreement or instrument, or (iii) any order, writ, judgment, injunction or decree, to which such Borrower is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of such Borrower, except for Permitted Liens and Permitted Encumbrances.

  4.6  Financial Matters.

       4.6a Historical Financial Statements. The Borrowers have delivered to the Lenders the audited consolidated annual financial statements of CSI and its Subsidiaries dated April 30, 1998, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on April 30, 1998, and the unaudited consolidated quarterly financial statements of financial condition of CSI and its Subsidiaries dated as of July 31, 1998 and October 31, 1998, and the related unaudited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on July 31, 1998 and September 30, 1998:

                 (1) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                 (2) present fairly the consolidated financial condition of CSI and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                 (3) show all material indebtedness and other liabilities, direct or contingent of CSI and its Subsidiaries as of the date thereof, including liabilities for taxes, and any material changes to the material commitments and contingent obligations shown on the most recent audited consolidated annual financial statement delivered to the Lenders.

  CSI has also delivered to Agent all other reports and documents required to be filed with the Commission or required by the Commission to be mailed to shareholders of the CSI within the last two years.

  The  financial  statements  of  each   of  the  Borrowers  have   been
  consolidated in CSI's financial statements.

       4.6b Financial Pro-Forma and Projections. The pro-forma unaudited consolidated balance sheet of CSI dated as of the Closing Date and delivered to the Lenders (the "Pro-Forma Balance Sheet") was based upon the unaudited consolidated balance sheets of CSI as of October 31, 1998 and reflects the financial condition of the Borrowers after giving effect to the transactions contemplated by this Agreement and the Silicon Valley Acquisition. CSI has delivered to the Lenders financial projections of CSI and its Subsidiaries for the one-year period beginning with the Fiscal Year ending April 30, 1998, including detailed assumptions and updated operating statements. Such projections set forth a reasonable estimate of possible results in light of the history of CSI's business, present and foreseeable conditions and the intentions of CSI's management, and were prepared in good faith and on a basis determined CSI to be reasonable based on the assumptions set forth therein, which CSI believes to be reasonable. Such projections accurately reflect the liabilities of the Borrowers owed to the Lenders upon consummation of the transactions contemplated hereby including the Silicon Valley Acquisition.

  4.7 Material Adverse Change. Since April 30, 1998, there has been no Material Adverse Change and there have been no events or developments that individually or in the aggregate have had a Material Adverse Effect, except those restructuring charges recorded in the financial statements filed with the Commission for the Fiscal Quarter ended July 31, 1998.

  4.8 Litigation. There are no judgments outstanding against any of the Borrowers as of the date hereof, and, except as set forth on
  Schedule 4.8, there are no actions, suits, proceedings or investigations pending or, to any Borrower's knowledge, threatened against any Borrower, or any of their respective businesses, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Agent and the Lenders pursuant to this Agreement or any other Loan Document or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by any Borrower of any action contemplated by any of the Loan Documents.

  4.9 Compliance with Laws. Each of the Borrowers has duly complied with, and its properties, business operations and leaseholds are in compliance with, all Governmental Rules applicable to the Borrower, its respective properties and the conduct of its business. The Borrower's compliance with Environmental Law is set forth in the Environmental Agreement, the form of which is attached hereto as Exhibit G.

  4.10 Material Contracts. All contracts material to the business of the Borrowers are valid, binding and enforceable upon the applicable Borrower and, to the best of such Borrower's knowledge, each of the other parties thereto in accordance with their respective terms. No Borrower is in default of any material provision of any such material contract to which it is a party.

  4.11 Labor Matters. Except as set forth on Schedule 4.11, no Borrower is a party to any collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization or known threats of strikes, work stoppages or slowdowns, or any asserted pending demands for collective bargaining by any union or organization or other union organization effort. Except as set forth on Schedule 4.11, no Borrower has, within the two-year period preceding the date hereof, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Governmental Rule. Any action taken by a Borrower which constituted or resulted in such a "plant closing" or "mass layoff" has complied in all material respects with the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Governmental Rule. The procedures by which each Borrower has hired or will hire employees comply and will comply in all respects with each collective bargaining agreement to which such Borrower is a party and all applicable Governmental Rules.

  4.12 Account Warranties. Each of the Borrowers represents, warrants and covenants as to each Account that, to the best knowledge of such Borrower in the exercise of its normal credit procedures, as of the date of the initial Borrowing Base Certificate and each subsequent
  Borrowing Base Certificate (i) the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; (ii) there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account, except as taken into account in subsection (ix) of the definition of Account;
  (iii) the Account does not represent a sale to an Affiliate (except as permitted by this Agreement) or a consignment, sale or return or a bill and hold transaction (except as permitted by this Agreement);
  (iv) no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); (v) such Borrower is the lawful owner of the Account and has the right to assign the same to agent, for the benefit of Lenders; (vi) the Account is free of all security interests, liens and encumbrances other than those in favor of the Agent, on behalf of Lenders, and the Permitted Liens; (vii) the Account is due and payable in accordance with its terms; (viii) there are no facts, events or occurrences which in any material respect impair the validity or enforcement of any Account; (ix) all Account Debtors have the ability to contract and are solvent; and (x) there are no proceedings or actions which are pending or threatened against any Account Debtor which are reasonably expected to result in any material adverse change in such Account Debtor's financial condition.

  4.13 Names. Schedule 4.13 sets forth all names, trade names, fictitious names and business names under which any Borrower currently conducts business or has at any time during the past three Fiscal Years conducted business.

  4.14 Locations: Mortgaged Parcels. Schedule 4.14 sets forth the location of the Borrowers' chief executive and principal places of business, the location of each Borrower's books and records, the location of all other offices of the Borrowers, a list of the Mortgaged Parcels, and all Collateral locations, and such locations are the Borrower's sole locations for its business and the Collateral.
   The Borrowers' federal employer identification numbers are set forth on the signatures page hereof.

  4.15 Condition of and Title to Assets. Each Borrower has good, marketable and legal title to its properties and assets, except for defects in title which, taken as a whole, are not material to the Borrower. As of the date hereof, none of the properties or assets of the Borrowers is subject to any Liens, except for Permitted Liens and Permitted Encumbrances in existence on the Closing Date. All of the assets and properties of each Borrowers that are necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used. Each Borrower as lessee of any real or other property has the right under valid leases to occupy, use, possess and control all such property as now occupied, used, possessed or controlled by such Borrower.

       4.15a     Real Property  Owned by  Any Borrower  which is  not  a
  Mortgaged Parcel.  Each of the applicable Borrowers hereby represents:

            (i) that such Borrower is lawfully seized of a fee simple estate in the real property set forth in Schedule 4.15a (the "Owned Property");

            (ii) that the Owned Property is subject in all cases to no lien, charge or encumbrance other than a Permitted Lien;

            (iii) that there are no actions, suits or proceedings or investigations at law or in equity pending, or to the knowledge of Borrower threatened against or affecting the Owned Property, and such Borrower is not in default with respect to any order, writ, judgment, decree or demand of any court or any governmental authority;

            (iv) that such Borrower's operation of the Owned Property is in material compliance with all applicable laws, regulations, rules, ordinances and restrictive covenants, including, without limitation, all Environmental Laws;

            (v) that such Borrower has paid all real property taxes and assessments, and all other taxes and assessments of any kind or nature whatsoever, which are assessed or imposed upon the Owned Property, or become due and payable;
            (vi) that the improvements now existing or hereafter erected on the Owned Property are and shall be adequately insured;

            (vii) that no portion of any Owned Property has been targeted for condemnation or other taking;

            (viii) that such Borrower has and shall maintain the Owned Property and its improvements in good order, condition and repair, has and shall comply in all material respects with all laws, ordinances and regulations, and all other laws, regulations and requirements of any governmental body or agency having jurisdiction over the Property, or the use and occupancy thereof by such Borrower;

            (ix) that the Owned Property does not contain any Hazardous Materials (as defined in the Environmental Agreement) (except for materials used in the ordinary course of business that are, in each case, used in accordance with Environmental Laws);

       Borrower hereby covenants and agrees to protect, defend, indemnify and hold Lenders harmless from and against any and all loss, cost (including reasonable attorneys' fees), liability, damage or expense whatsoever incurred by Lenders by reason of a breach of the representations and warranties contained in this Subsection 4.15a.

       4.15b Leased Real Property. Each Lease of real property to which any Borrower is a lessee is set forth in Schedule 4.15b. Each Borrower has maintained and complied with, and during the term of this Agreement shall continue to maintain and comply with, all leases covering any real property used by such Borrower, in accordance with their terms so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against such Borrower unless Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of any lease charges or expenses while maintaining reserves, deemed adequate by the Agent in its sole discretion, to cover the above, and such contest does not cause a Material Adverse Change in the financial condition of the Borrowers and does not impair the Borrowers' ability to perform its Obligations.

  4.16 Tax Returns  and  Payments.   Each  Borrower (i)  has  filed  all
  Federal, state, local and other tax returns required by law to be filed and (ii) has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than (A) those presently payable without penalty or interest, (B) those which are being contested in good faith by appropriate proceedings and (C) those which, if not paid, would not, in the aggregate, have a Material Adverse Effect; and as to each of items (A), (B) and (C) each Borrower has set aside on its books reserves for such claim as are determined to be adequate by application of GAAP consistently applied. The charges, accruals, and reserves on the books of each Borrower in respect of Federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and no Borrower knows of any unpaid assessments for additional Federal, state, local or other taxes for any such fiscal period or any basis therefor relating to such Borrower.

  4.17 Intellectual Property. Each of the Borrowers, owns or licenses all the material patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights that are necessary for the operations of its business, without infringement upon or conflict with the rights of any other Person with respect thereto. No slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by any Borrower infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. No patent, invention, device, application, and no statute, law, rule, regulation, standard or code involving the Borrowers' intellectual property is pending or, to the knowledge of any Borrower, proposed. All of the Borrowers' material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and authorizations are listed on Schedule 4.17.
  4.18 Insurance. The Borrowers currently maintain insurance which meets or exceeds the requirements of Section 5.8 hereof and the applicable insurance requirements set forth in the other Loan Documents, and such insurance is provided by insurers meeting the requirements of Section 5.8 and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrowers. All of such insurance policies, which are listed on Schedule 4.18, are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

  4.19 Consents and Approvals. Except as listed on Schedule 4.19, no order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents, (ii) the legality binding effect or enforceability of any Loan Document or
  (iii) the Silicon Valley Acquisition.

  4.20 Plans  and  Benefit   Arrangements.    Each   Plan  and   Benefit
  Arrangement has been maintained and administered in all material respects in compliance with ERISA and the Internal Revenue Code and all rules, orders and regulations issued thereunder. The Internal Revenue Service has determined that each Plan and Benefit Arrangement which constitutes an employee pension benefit plan as defined in
  Section 3(2) of ERISA and which is intended to qualify under Section 401(a) of the Internal Revenue Code so qualifies under Section 401(a) of the Internal Revenue Code, and that the trusts related thereto are exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code. Nothing has occurred with respect to any such Plan or Benefit Arrangement or to the related trusts since the date of the most recent favorable determination letter issued by the Internal Revenue Service which has adversely affected or may reasonably be expected to affect adversely such qualification or exemption. No Reportable Event for which notice is not waived under applicable regulation, has occurred with respect to any Plan. No Borrower nor any ERISA Affiliate currently contributes to, or is obligated to contribute to, or is a member of, any Multiemployer Plan. No Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

  4.21 Solvency. After giving effect to the transactions contemplated by the Silicon Valley Acquisition and the Loan Documents, each of the Borrowers is, and at all times until the Obligations are satisfied in full, shall be Solvent.

  4.22 Margin Stock. No Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

  4.23 Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company," as those terms are defined in such Act, and shall not become such an "investment company" or under such "control."
  4.24 Public Utility Holding Company Act. No Borrower is a "holding company or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

  4.25 Year 2000 Problem. Each of the Borrowers has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors to determine where problems exist (the "Year 2000 Issues") and the remedies which must be implemented to eliminate them. Based on such review and program, each Borrower believes that the "Year 2000 Problem" will not have a Material Adverse Effect on such Borrower. From time to time, at the request of the Bank, the Borrowers shall provide to the Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 problem.

  4.26 Full Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of any Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of such Borrower which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Agent or any Lender by or on behalf of such Borrower prior to or on the date hereof in connection with the transactions contemplated hereby.

  ARTICLE 5.  AFFIRMATIVE COVENANTS

       From the date hereof and thereafter until the termination of the Revolving Credit Commitment and until the Loans and the other Obligations of the Borrowers hereunder are paid in full, CSI agrees, for the benefit of the Agent, the Co-Agent and the Lenders, that it will comply, and shall cause the other Borrowers to comply, with each of the following affirmative covenants:

  5.1 Use of Proceeds. The Loans shall be used only for the following purposes:

       The Revolving Credit Loans and the Term Loan shall be used (A) to repay on the Closing Date all outstanding Existing Bank Indebtedness,
  (B) to provide funds for the Silicon Valley Acquisition, (C) to repay certain of the assumed liabilities acquired pursuant to the Silicon Valley Acquisition, (D) to repay existing machinery and equipment loans, and (E) for working capital.

  In addition, CSI may use no more than $3,000,000 of Revolving Credit Loans to effect the repurchase of its common stock. The Agent shall approve the stock purchase under the following conditions: (w) the repurchase occurs in a single transaction or a group of transactions which occur simultaneously; (x) for the two-month period prior to the repurchase the available Borrowing Base for the Revolving Credit Loans is in excess of $1,500,000 plus the amount of the repurchase, (y) for two consecutive months following the repurchase the available

  Borrowing Base for the Revolving Credit Loans on a pro forma basis remains at or in excess of $1,500,000, and (z) such repurchase does not result in an Event of Default.

  5.2 Delivery of Financial Statements and Other Information. During the term hereof, CSI shall deliver or cause to be delivered to the Agent and each Lender the following financial statements and other information:

       5.2a Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of CSI, a consolidated balance sheet of CSI and its consolidated
  Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, retained earnings and cash flows or such other similar or additional statements then required by the Commission for annual reports filed pursuant to the Securities Exchange Act of 1934, as amended, for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared on a consolidated basis in accordance with GAAP consistently applied and presenting fairly the financial condition of CSI and its consolidated Subsidiaries in such reasonable detail and scope as the Agent may request from time to time, all of the foregoing to be audited and certified by a recognized certified public accounting firm reasonably acceptable to the Agent, whose opinion shall be unqualified.

       5.2b Quarterly Budgets. As soon as possible and in any event within fifteen (15) days of the beginning of each Fiscal Quarter, a budget of income and retained earnings for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, with projected cash flow statements to the end of the Fiscal Quarter, accompanied by the same statements for the Subsidiaries in such reasonable detail as the Agent may request from time to time.

       5.2c Monthly Statement of Operations. As soon as possible and in any event within thirty (30) days of the end of each month, a consolidated balance sheet of CSI as at the end of such month and the related consolidated statements of income and retained earnings for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, with related cash flow statements at the end of each month setting forth in each case in comparative form, figures for the corresponding periods in the preceding fiscal year and as of a date one year earlier, all prepared on a consolidated basis in accordance with GAAP consistent with Fiscal Year financial statements but omitting notes and subject to year-end adjustments, accompanied by the same statements for the Subsidiaries, each presenting fairly the financial condition of CSI and its Subsidiaries in such reasonable detail as the Agent may request from time to time and each certified as accurate by an Authorized Officer;

       5.2d Compliance Certificate. Simultaneously with the delivery of each set of annual financial statements and of each quarterly and monthly financial statement referred to in Sections 5.2a, 5.2b and 5.2c, respectively an executed, completed Compliance Certificate substantially in the form of Exhibit "J," executed by an Authorized Officer and, in the case of the Compliance Certificate submitted with the financial statements at the end of each month, containing calculations with respect to Borrowers' compliance with each of the financial covenants contained in this Agreement and such additional information as the Agent may reasonably request from time to time;

       5.2e Borrowing Base Certificate. Within ten (10) Business Days following the end of each calendar month and on each date that any Borrower requests a Loan to be made hereunder, a completed, executed Borrowing Base Certificate substantially in the form of Exhibit "K" for the calendar month just ended, executed by an Authorized Officer and containing such additional information as may be requested by the Agent from time to time;

       5.2f Management Letters. Within ten (10) Business Days after receipt by the Borrower of any management or similar letters or reports from such certified public accountants, a copy of each management letter or report;

       5.2g Other Reports,  Information and  Notices.   Within the  time
  periods set forth below, the following other reports, information and notices:

       (i) Notice of Defaults and Material Adverse Changes. Promptly after any officer of any Borrower has learned of the occurrence or existence of a Default or Event of Default or an event or set of circumstances which has had or which may reasonably be expected to have a Material Adverse Effect or which has caused or which may reasonably be expected to cause a Material Adverse Change, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the applicable Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five days by an Authorized Officer;

       (ii) Notice of Litigation. (A) Promptly after the commencement or threat thereof, written notice of any action, suit, proceeding or investigation by or against the Borrower before any Governmental Authority, court or arbitrator and, in any event, of any action, suit, proceeding or investigation against any Borrower which involves a potential claim in excess of $75,000 and (B) promptly after any Authorized Officer has notice thereof, written notice of any decision, ruling, judgment, appeal, reversal or other significant action in connection with any existing action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator involving a claim in excess $75,000;

       (iii)     ERISA Reports.

            (A) as soon as possible, and in any event not later than the date notice is sent to the PBGC, notice of any Reportable Event for which notice is not waived under applicable regulation, regarding any Plan and an explanation of any action which has been or which is proposed to be taken with respect thereto;

            (B) promptly after receipt thereof, a copy of any notice which any Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan, or to appoint a trustee to administer any Plan, or to assert any liability under Title IV of ERISA against any Borrower or any ERISA Affiliate; and

            (C) concurrent with the filing thereof, a copy of any Notice of Intent to Terminate any Plan filed under Section 4041(c) of ERISA.

       (iv) Notices of Tax Audits. Promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower, a copy of each notice from any Governmental Authority received by the Borrower of such Governmental Authority's intention to audit any Federal tax return of any Borrower or any of the Subsidiaries which audit could result in a potential liability in excess of $75,000, and a copy of each subsequent notice with respect thereto from any such Governmental Authority;

       (v) Notice of Name Change. As soon as possible, and in any event at least thirty (30) Business Days prior to the effective date thereof, written notice of any change of the Borrower's or any Subsidiary's name; and

       (vi) Labor Matters. Within two (2) Business Days after any Authorized Officer of a Borrower has knowledge thereof, written notice of (A) any demand for collective bargaining by any union or organization, (B) any other union organizing effort, (C) any actual or threatened strike, work stoppage or slowdown, or (D) any material grievance, dispute or controversy involving any labor union or other organization.
       (vii) Annual Forecast. Within sixty (60) days following the end of each Fiscal Year of CSI, an annual forecast for the forthcoming fiscal year, which shall include, without limitation, (i) a projected consolidated balance sheet and statements of income, retained earnings and cash flows of CSI, and (ii) a projected balance sheet and statements of income, retained earnings and cash flows of its Subsidiaries, each accompanied by a written explanation of material changes to or variances from prior projections.

       5.2h Statements and Reports: Promptly after the same are sent, copies of all financial statements and reports which CSI sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the CSI or any of its Subsidiaries makes to, or files with, the Commission or any successor or similar Governmental Authority.

       5.2i SEC Reports. Promptly upon the filing thereof, a copy of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which CSI shall have filed with the Commission.

       5.2j Additional Information;  Visitation.   The  Borrowers  shall
  deliver to the Agent and each Lender such additional financial statements, reports, financial projections, and other information, whether or not financial in nature, as the Agent and the Lenders may reasonably request from time to time. The Borrowers will permit the Agent, the Lenders and their respective designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of any Borrower or any Subsidiary thereof, to examine and make copies of its books of record and account and such reports and returns as such Borrower or any such Subsidiary may file with any Governmental Authority and discuss such Borrower's affairs and accounts with, and be advised about them by, any Authorized Officer and such Borrower's accountants; provided, however, that no notice of a visitation need be given when a Default or Event of Default exists.

  5.3 Preservation of Existence; Qualification. At its own cost and expense, each Borrower will to do all things necessary to preserve and keep in full force and effect its existence and qualification under the laws of the State or territory of its incorporation or formation and be and remain qualified to transact business in each state where due to the nature of its activities or the ownership of its properties, qualification to transact business is required.

  5.4 Compliance with Laws, Contracts and Licenses. Each Borrower shall (i) comply with all applicable material Governmental Rules including  but  not  limited  to  the  Securities  Act  of  1933,  the
  Securities Exchange Act of 1934, the Fair Labor Standards Act, and Environmental Laws, (ii) comply with all material provisions of each material contract and agreement to which it is a party, and
  (iii) shall  maintain   in  full   force  and   effect  all   material
  Governmental Approvals and other material contracts and agreements which are necessary or advisable for the operation of their respective businesses as now conducted and in compliance with all applicable material Governmental Rules.

  5.5 Continuance of Business. Each Borrower shall (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect all of its material permits, rights and privileges necessary for the proper conduct of its businesses and (ii) continue to engage in the Business.

  5.6 Accounting System: Books and Records. Each Borrower shall maintain a system of accounting established and administered in accordance with GAAP consistently applied and will set aside on its books all such proper reserves as shall be required by GAAP. Further, each Borrower shall maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of its properties, assets, dealings and business affairs.

  5.7 Payment of Taxes and Other Liabilities. Each Borrower shall promptly pay and discharge all obligations, accounts and liabilities which are owned by it, to which it is subject or which are asserted against it, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property prior to the date on which penalties attach thereto; provided, however, that for purposes of this Agreement, a

  Borrower shall not be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which that Borrower shall have set aside on its books reserves for such claim as are determined to be adequate by the application of GAAP consistently applied, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect; and provided, further, that the Borrower shall pay all such contested liabilities forthwith if a lien will attach as security therefor.

  5.8 Insurance. Each Borrower shall maintain at all times adequate insurance to the reasonable satisfaction of the Agent with the insurers shown on Schedule 4.18 or other financially sound and reputable insurers acceptable to the Agent against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owning, leasing or operating similar properties, including, but not limited to (i) fire and theft and extended coverage insurance in an amount at least equal to the total full insurable value of their respective insurable property, (ii) liability insurance on account of injury to persons or property, (iii) insurance which complies with all applicable workers compensation, unemployment and similar laws: (iv) business interruption insurance; (v) flood insurance, for any real property of any Borrower designated by any Governmental Authority to be in an area of special flood hazard, and (vi) product liability, larceny embezzlement or other criminal misappropriation, all of the foregoing to be acceptable to the Agent at all times during the term hereof. All policies of insurance shall provide for thirty (30) day written minimum cancellation notice to the Agent. Prior to the first borrowing under this Agreement and thereafter within ninety (90) days of the close of each Fiscal Year, CSI shall deliver to the Agent a schedule indicating all insurance coverage then in effect for the Borrowers, in such detail as the Agent may reasonably request from time to time, along with evidence satisfactory to the Agent showing that Agent is the named mortgagee and loss payee for the insurance described in this Section 5.8 pursuant to standard long-term mortgagee and loss payee clauses.

  5.9 Maintenance of Properties. Each Borrower shall maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times.

  5.10 Plans and Benefit Arrangements. Each Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other applicable laws which are applicable to Plans and Benefit Arrangements, except where the failure to do so, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

  5.11 Access to Accountants and Management. Each Borrower authorizes the Agent and the Lenders to discuss the financial condition and financial statements of the Borrower with such Borrower's independent public accountants upon reasonable notice to such Borrower of its intention to do so, and authorizes such accountants to respond to all of the Agent's inquiries and to provide the Agent with copies of or access to books, records or documents made available by the accountants to such Borrower; provided, however, that when a Default or Event of Default exists, 24 hours shall be deemed reasonable notice to such Borrower. Each Lender may with the consent of the Agent, which will not be unreasonably denied, confer with any Authorized Officer directly regarding any Borrower's business, operations and financial condition.

  5.12 Audit. The Agent shall conduct one audit of Collateral each Fiscal Year at the Borrowers' expense (which shall not exceed $7,000 for such annual audit), which audit process shall generate a report of ineligible accounts and ineligible inventory of the Borrowers for Borrowing Base purposes. The Agent may, at its option and as it deems necessary, conduct additional audits of Collateral during any Fiscal Year at the Borrowers' expense, which audit process shall generate a report of ineligible accounts and ineligible inventory of the Borrowers for Borrowing Base purposes.

  5.13 Collateral Locations. Each Borrower will keep the Collateral consisting of personal property at the locations specified on Schedule
  5.13 (except for Collateral in transit in the ordinary course of business), unless such Borrower complies with the terms and provisions of this Section. A Borrower will give the Agent at least thirty (30) day's advance written notice of any change in such Borrower's principal place of business, any change in the location of its books and records or the personal property Collateral or any new location for its books and records or other personal property Collateral. With respect to any new location of a Borrower (which in any event shall be within the continental United States), the applicable Borrower will execute such documents and take such actions as the Agent deems necessary to perfect and protect the security interests of the Agent, on behalf of the Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location.

  5.14 Updates to Representations, Warranties and Schedules. Should any of the representations and warranties set forth herein or in any of the other Loan Documents, or any of the Information or disclosures provided on any of the Schedules hereto or to any of the other Loan Documents, become outdated or incorrect in any material respect at any time during the term of this Agreement, CSI shall promptly provide the Agent in writing with such revisions or updates as may be necessary or appropriate to update or correct same; provided, however, that no such representation, warranty or Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from such inaccuracy or incompleteness be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates.

  5.15 Further Assurances: Power of Attorney. At any time and from time to time, upon the Agent's reasonable request, the Borrowers shall make, execute and deliver to the Agent, and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by the Agent any and all such further Security Documents, certificates and other documents and instruments as the Agent may reasonably consider necessary or desirable in order to effectuate, complete, perfect, continue or preserve the Obligations of the Borrowers hereunder or under the other Loan Documents and the Liens created thereby including, without limitation, (i) any documents or assignments the Agent deems necessary to perfect its Liens in any intellectual property rights of any Borrower, and (ii) any documentation required by the Federal Assignment of Claims Act for U.S. Government accounts. Each Borrower hereby appoints the Agent, and any of its officers, directors, employees and authorized agents, as its attorney-in-fact, with full power of substitution, upon any failure by the Borrower to take or cause to be taken any action described in the preceding sentence, to make, execute, record, file, re-record or refile any and each such Security Document, instrument certificate and document for and in the name of such Borrower. The power of attorney granted pursuant to this Section is coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and the Revolving Credit Commitment is terminated.

  5.16 Key Man Life Insurance Policy. On or before January 11, 1999, CSI shall deliver or cause to be delivered to Agent an assignment of a term life insurance policy in the amount of Ten Million Dollars ($10,000,000) insuring the life of D.S. Patel, said assignment to be in substantially the form attached hereto as Exhibit I, and shall maintain or cause to be maintained said policy in full force and effect and assigned to Agent throughout the term of this Agreement.

  5.17 Primary Banking Relationship. Throughout the term of this Agreement, CSI shall maintain its primary banking relationship and substantially all of its demand deposit accounts with the Agent, including, without limitation, its lockbox accounts, balance reporting, operating accounts and control disbursement services; provided, however, the Borrowers shall be permitted to maintain local depository accounts.

  5.18 Ownership of Subsidiaries. Throughout the term of this Agreement, CSI shall be and remain the owner and holder of 100% of the issued and outstanding stock of CST, SVPCCS and Circuit Systems Foreign Sales Corp., a Virgin Islands corporation.

  5.19 Silicon Valley Acquisition. The Silicon Valley Acquisition shall have been completed, and SVPCCS shall have succeeded to substantially all of the assets and certain of the liabilities of Silicon Valley substantially as described in Purchase and Sale Agreement attached hereto as Exhibit O on or before January 4, 1999.

  ARTICLE 6.  NEGATIVE COVENANTS

       From the date hereof and thereafter until the Term Loan Maturity Date and until the Loans and the other Obligations of the Borrowers hereunder are paid in full, each Borrower agrees to comply, for the benefit of the Agent and the Lenders, with the following negative covenants:

  6.1 Indebtedness. No Borrower shall create, incur, assume or permit to exist or remain outstanding any Indebtedness, except for:

       (i)  The  Obligations  owed  by  the  Borrower  to  the   Lenders
  hereunder;

       (ii) Indebtedness existing as of the Closing Date which shall continue to be outstanding after the Closing Date, all as shown on
  Schedule 6.1 hereto;

       (iii) Indebtedness consisting of Capitalized Lease Obligations up to the aggregate principal amount outstanding not to exceed $5,000,000 during any Fiscal Year, the documents relating to such liens to be in form acceptable to Agent. Capitalized Lease Obligations in excess of such amounts shall be subject to the approval of the Agent on a case by case basis;

       (iv) Indebtedness represented by any Permitted Lien other than the Permitted Lien described in clause (ix) of the definition of Permitted Lien; and

       (v) Indebtedness incurred in connection with any interest rate hedge agreement (i.e., any type of agreement or arrangement designed to provide protection against fluctuations in interest rates) entered into with respect to Indebtedness described in Subsection (i) or (ii).

  6.2 Guarantees. No Borrower shall enter into any Guaranty, except endorsements of negotiable instruments for deposit and collection and similar transactions in the ordinary course of business, and guaranties approved by the Lenders in writing.
  6.3 Liens: Negative Pledge. No Borrower shall create, assume, incur, suffer or permit to exist any Lien upon any of its assets and properties, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to any Lien except for Permitted Liens (including without limitation the Liens described on Schedule 6.3) and Permitted Encumbrances. No Borrower shall make or enter into any agreement to grant Liens for the benefit of any Person.

  6.4  Financial Covenants.

       6.4a Minimum EBITDA. As of the Closing Date, the Borrowers' EBITDA shall be no less than $7,800,000 (calculated as of October 31, 1998 for the previous 12 months). Thereafter the Borrowers' EBITDA shall be no less that the amounts set forth in the table below for the applicable periods. In all cases, EBITDA shall be determined quarterly, based on a rolling twelve month basis.

               Fiscal Quarter Periods                     Minimum EBITDA
               ----------------------                      -----------
   From Closing Date to and including January 31, 1999     $ 8,000,000
   From February 1, 1999 to and including April 30, 1999   $10,000,000
   From May 1, 1999 and at all times thereafter            $10,000,000

       6.4b Adjusted Debt Service Ratio. As of the last day of each Fiscal Quarter and the three immediately preceding Fiscal Quarters treated as a single accounting period, calculated on a consolidated basis, the ratio of (i) EBITDA for such period less "unfinanced capital expenditures" ("unfinanced capital expenditures" shall equal Capital Expenditures minus increased long term debt) less income tax expenses to (ii) Debt Service for such period shall not be less than:

              Fiscal Quarter Periods                             Ratio
              ----------------------                             -----
    From Closing Date to and including January 31, 1999        .8 to 1.0
    From February 1, 1999 and thereafter                      1.0 to 1.0

       6.4c Minimum Tangible Net  Worth.   As of  the last  day of  each
  Fiscal Quarter, Tangible Net Worth of the Borrowers shall be not less than $11,000,000.

       6.4d Maximum Debt to Tangible  Net Worth Ratio.   As of the  last
  day of each Fiscal Quarter, the ratio of Debt to Tangible Net Worth of the Borrowers shall be no more than 5 to 1.0.

       6.4e Capital  Expenditures.     Capital   Expenditures  for   all
  Borrowers shall not exceed $5,000,000 in  the aggregate in any  Fiscal
  Year.

       6.4f Operating Lease Expense. Operating lease expenses for all Borrowers, determined and calculated in accordance with GAAP on a consolidated basis, shall not exceed $1,000,000 in the aggregate in any given Fiscal Year.

  6.5 Distribution Restriction. No Borrower shall declare or make any Shareholder Distribution unless such Shareholder Distribution is made to a Borrower.

  6.6 Liquidations, Mergers, Consolidations, Acquisitions, Etc. No Borrower shall dissolve, liquidate or wind up its affairs, recapitalize or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets, or any capital stock or other equity or ownership interest of any other Person, or permit a majority of its capital stock to be acquired by any Person except as permitted by Section 6.13.

  6.7  Subsidiaries.    No  Borrower  shall  form  or  acquire  any  new
  Subsidiary, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld.

  6.8  Loans and Other Advances and Payments.

       6.8a Loans.   No Borrower  shall make  loans, payments  or  other
  advances of funds to any Person, except for:

       (i) payments in the ordinary course of business for goods and services, taxes and other assessments, and other ordinary course payments; and

       (ii) advances for expenses made to the Borrower's employees in reasonable amounts and in the ordinary course of business.

       6.8b Prepayments. No Borrower shall prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any Indebtedness, other than the prepayment of the Notes in accordance with the terms of this Credit Agreement and regularly scheduled or required repayments or redemptions of existing Indebtedness, or amend, modify or change in any manner any term or condition of any existing Indebtedness, or other than to prepay intercompany Indebtedness.

  6.9 Investments. No Borrower shall at any time purchase, acquire or own any stocks, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or repurchase any of its stock or partnership interests, or enter into any interest hedge agreement for purposes of speculation, or agree, become or remain liable to do any of the foregoing, except for:

       (i) debt securities having a maturity of not more than one year issued or guaranteed by the United States government or by an agency or instrumentality thereof;

       (ii) certificates  of  deposit,  bankers  acceptances  and   time
  deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Qualified Lender;

       (iii) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by a Borrower either (A) is accorded the highest rating by Standard and Poor's Rating Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. or (B) is issued by a Qualified Lender;

       (iv) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America in each case maturing in 12 months or less from the date of acquisition;

       (v) cash management "sweep accounts" made available to CSI by the Agent which invest directly or indirectly through common investment funds, repurchase agreements or otherwise in securities of the type described in items (i) through (iv) above; and

       (vi) mutual funds made available by the Agent or its affiliates which are invested in the types of investments described in items (i) through and including (iv) above.

  6.10 Affiliate Transactions. No Borrower shall enter into or carry out any transaction with an Affiliate (including, without limitation, purchasing or leasing property or services from or selling or leasing property or services to any Affiliate) unless such transaction (i) is not otherwise prohibited by this Agreement (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Lenders and
  (iii) is in accordance with all applicable Governmental Rules.

  6.11 Change of Business.   No Borrower  shall engage  in any  business
  other than the Business.

  6.12 ERISA.  No Borrower shall:

       (i) (A) with respect to any Plan, incur any material liability for failure to make timely payment of any contribution or installment required under Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, or otherwise materially fail to comply with the funding provisions set forth therein (B) with respect to any Plan or suffer to exist any lien under Section 302(f) of ERISA or Section 41 2(n) of the Internal Revenue Code against the property and rights to property of the Borrower or any ERISA Affiliate or (C) terminate, or permit any ERISA Affiliate to terminate, any such Plan in a manner which could reasonably be expected to result in the imposition of a lien upon the property or rights to property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; and

       (ii) engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) for which a statutory or administrative exemption is not available under Section 408 of ERISA or Section 4975 of the Internal Revenue Code.

  6.13 Capital Expenditure Limits. The aggregate amount of all Borrowers' Capital Expenditures (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed $5,000,000 in any Fiscal Year.

       In the event that any Borrower enters into a Capitalized Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section only, the amount of the Capitalized Lease or contract initially capitalized on such Borrower's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that such Borrower enters into such Capitalized Lease or contract.

  6.14 Asset Dispositions. No Borrower shall sell, lease, assign transfer or otherwise dispose of any of its respective rights, title or interest in and to the Collateral, excepting only sales of inventory in the ordinary course of business and sales or other dispositions of obsolete equipment or equipment being replaced in the ordinary course of the business of such Borrower.

  ARTICLE 7.  CONDITIONS TO EXTENSIONS OF CREDIT

  7.1 All Loans. The obligation of the Lenders to make each Loan is subject to the satisfaction of each of the following conditions precedent:

       7.1a Request for Loan or Application. Receipt by the Agent of a Loan Request satisfying the requirements of Section 2.6, and, if the proceeds are to be used in connection with the Silicon Valley Acquisition, the Borrowers shall describe such use in the Loan Request.

       7.1b Borrowing Base  Certificate.   Receipt by  the Agent  of  an
  executed Borrowing Base Certificate in the form attached as Exhibit K.

       7.1c No Default or Event of Default. The Borrowers shall have performed and complied with all agreements and conditions in the Loan Documents required to be performed or complied with prior to any Loan being made and, at the time such Loan is made or as a result of making such Loan, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan.

       7.1d Representations Correct. The representations and warranties contained in Article 4 hereof and otherwise made in writing by or on behalf of the Borrowers in connection with the transactions contemplated by this Agreement shall be (i) correct when made and
  (ii) correct in all material respects at the time of the making of each Loan.

       Each request for a Loan, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrowers as to the accuracy of the matters set forth in Sections 7.1c and 7.1d.

       7.1e Landlord Waivers  and Consent.    With respect  to  existing
  landlords, Borrowers shall obtain the Landlord Waivers and Consents substantially in the form of Exhibit "M" attached hereto prior to the Closing Date. With respect to leases of real property entered into after the date hereof, and each renewal of any lease of real property (whether existing or entered into after the date hereof), Borrowers shall deliver to Agent a Landlord Waiver and Consent substantially in the form of Exhibit "M" hereto and reasonably satisfactory to Agent prior to occupying the premises subject to any such leases or the commencement of the renewal term, as applicable.

       7.1f Loans for Silicon Valley Acquisition. In addition to the conditions set forth in this Section 7.1, in order to make a Loan the proceeds of which will be used for the Silicon Valley Acquisition, the Borrowers must also meet the conditions set forth in Section 7.3 hereof.

  7.2 Initial Extension of Credit. The obligation of the Lenders to make the first Loan hereunder is subject to the satisfaction of each of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 7.1, all of which must be in form and substance satisfactory to the Agent and the Lenders:

       7.2a Closing Documents.   Receipt by the  Agent of the  following
  fully and duly executed documents:

       (i)  this Agreement executed by the Borrowers;

       (ii) all  schedules  to  this   Agreement  and  the  other   Loan
  Documents;

       (iii) the Revolving Credit Notes executed by the Borrowers and payable to each Lender for redelivery to each Lender;

       (iv) the Term Notes executed by the Borrowers and payable to each Lender for redelivery to each Lender;

       (v)  the  Security  Agreement,  the   Pledge  Agreement  and   an
  Assignment of Patents and Trademarks, each executed by the Borrowers;

       (vi) UCC-1 financing statements requested by it, signed by the applicable Borrowers, and the filing of such financing statements by the Agent in the appropriate filing offices;

       (vii) a Mortgage or Deed of Trust for each Mortgaged Parcel in recordable form and the recordation thereof in the appropriate recording office;

       (viii)    a Borrowing Base Certificate; and

       (ix) the Closing Certificate.

       7.2b Lien Searches. Receipt by the Agent of Lien and judgment searches with results reasonably satisfactory to the Lenders.

       7.2c Termination Statements, Etc. Receipt by the Agent of all Uniform Commercial Code termination statements, mortgage satisfactions, releases of pledge agreements and other documents and instruments of termination and release necessary so that the security interests granted to the Agent for the benefit of the Lenders pursuant to the Security Documents are first priority Liens, subject only to Permitted Liens or Permitted Encumbrances.

       7.2d Title Insurance. The Borrowers shall deliver or cause to be delivered to the Agent on the Closing Date, ALTA loan title insurance policies issued by title insurers reasonably satisfactory to the Agent (the "Mortgage Policies") and in amounts reasonably satisfactory to the Agent insuring the Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Parcel, free and clear of all defects and encumbrances except the permitted encumbrances which are reasonably acceptable to the Agent and are listed or described in each Mortgage (the "Permitted Encumbrances"). The Mortgage Policies shall (i) have all standard preprinted general exceptions deleted, (ii) include an endorsement insuring against any gap, the effect of future advances under this Agreement, for mechanics' liens and for any other matter that the Agent may reasonably request, and (iii) provide for affirmative insurance as the Agent may reasonably request. All taxes with respect to each Mortgaged parcel must be paid to the Closing Date if due and payable.

       7.2e Surveys. Receipt by the Agent of a current survey meeting the Minimum Standard Detail Requirements for Land Title Survey jointly established by ALTA and ACSM in 1992 (or similar requirements reasonably acceptable to the Agent) for each Mortgaged Parcel prepared by a licensed registered surveyor and conforming to the Agent's standard survey guidelines previously delivered to the Borrower. All such surveys shall be sufficient to allow the title insurer of the Mortgage Policies to issue an ALTA loan policy for each Mortgage Parcel with the standard survey exceptions deleted.

       7.2f Site Assessments. Receipt by the Agent of a Phase I, and if reasonably requested by the Agent, a Phase II Environmental Site Assessment, for each Mortgaged Parcel prepared by an environmental engineering firm acceptable to Bank which complies with the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process published by the American Society for Testing and Materials, and otherwise satisfactory to the Agent and revealing no environmental defects unacceptable to the Agent.

       7.2g Environmental Agreement.    Receipt  by  the  Agent  of  the
  Environmental Agreement duly executed by the Borrowers.

       7.2h Appraisals. Receipt by the Agent of (i) an appraisal by an independent valuation firm acceptable to the Agent of the machinery and equipment of Borrowers and (ii) a self-contained appraisal by a qualified and licensed appraiser of each Mortgaged Parcel, each satisfactory to the Lenders.

       7.2i Audit of Accounts and Inventory. Each Lender shall have satisfactorily completed its audit of the Accounts and Inventory of the Borrowers, and the results thereof shall be satisfactory to the Lenders in their sole discretion.

       7.2j Hazard and Liability Insurance. Receipt by the Agent of (i) a schedule of all of the current insurance coverage, and (ii) current insurance certificates, with long-form loss payee and mortgagee's endorsements, showing that the Borrowers, respectively, are in compliance with Section 5.8 and the insurance requirements set forth in the other Loan Documents.

       7.2k Flood Insurance. Receipt by the Agent of evidence satisfactory to it of flood insurance for each Mortgaged Parcel or other plants or facilities of the Borrowers which are located in a special flood hazard area or other similarly designated area.

       7.2l Termination of Existing Bank Credit Agreement. The Borrowers shall have authorized the Agent in writing to pay in full the Existing Bank Indebtedness on the Closing Date with proceeds of the first Loans made hereunder.

       7.2m Organizational Documents. Receipt by the Agent of the following documents: (i) a copy of the Articles of Incorporation and any amendments thereto, certified as of a recent date by the Secretary of State of the State of Illinois or other state or territory of formation for CSI, CST, and SVPCCS; (ii) a copy of each such corporation's by-laws and any amendments thereto, certified by the Secretary or Assistant Secretary of such corporation as being true, correct, complete and in effect; (iii) a copy of the Agreement of Limited Partnership for CSTLP, as amended to and including the Closing

  Date, certified by CST; (iv) a certificate of existence issued by the Secretary of State of the State of formation for each Borrower and CST; (v) an incumbency certificate, showing the names of the Persons designated as authorized officers of each such Borrower, their respective titles and containing their true signatures; (vi) the certificates of good standing or existence for each Borrower issued by the appropriate governmental agency from each State in which a Mortgaged Parcel is located and those listed on Schedule 4.1; (vii) a resolution authorizing the borrowing hereunder, execution of documents and the consummation of the transactions contemplated hereby; and
  (vii) a signature authorization certificate.

       7.2n Intentionally Left Blank.

       7.2o Opinion of Counsel. Receipt by the Agent of opinion letters addressed to the Lenders from counsel to the Borrowers in all respects reasonably satisfactory to the Lenders.

       7.2p Intentionally left blank.

       7.2q Governmental Approvals. All Governmental Approvals required in connection with the execution, delivery and performance of this Agreement shall have been obtained and be in full force and effect as of the Closing Date. Any consent, approval, order or authorization of, and any waiting period imposed by any Governmental Authority in connection with the Silicon Valley Acquisition shall have been obtained or, in the case of any waiting period, shall have expired.

       7.2r Performance of Agreements. The Borrowers shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Closing Date.

       7.2s Request for Initial Loans. Receipt by the Agent of written instructions addressed to the Agent and executed by the Borrowers, instructing the Agent as to the extensions of credit to be made hereunder on the Closing Date, and containing complete wire transfer instructions.

       7.2t Assignment of Life Insurance Policy. Receipt by the Agent of a collateral assignment of a term life insurance Policy in the amount of Ten Million Dollars ($10,000,000) insuring the life of D.S. Patel.

       7.2u Landlord Waivers and Consents. Compliance by Borrowers with the provisions of Section 7.1d., relating to each parcel of real property leased by Borrower identified on Schedule 4.14.

       7.2v Solvency Certificate. Receipt by the Agent of an acceptable Financial Certificate of the Borrowers, with the Pro-forma Balance Sheet referenced in Section 4.6b attached, and the Lenders shall be satisfied with the Borrower's financial condition and ability to meet its obligations.

       7.2w No Deterioration.   The Lenders shall  have determined  that
  there has been no material deterioration of the Borrowers' financial position since September 30, 1998.

       7.2x No Litigation. No litigation or other proceeding shall have been commenced or threatened which could have a Material Adverse Effect on the Business, the Silicon Valley Acquisition, the Collateral or the Loans.

       7.2y Closing Date Applicable Margin Statement. The Lenders shall have received the Closing Date Applicable Margin Statements certified by the Borrowers as being accurate and complete, accompanied by an initial Compliance Certificate.

       7.2z Payment of Fees. Receipt by Agent of all Fees and any other fees and Expenses due as of the Closing Date hereunder and under the other Loan Documents.

  7.3 Conditions for Loans Made for the Silicon Valley Acquisition. The obligation of the Lenders to make any Loan, the proceeds of which are to be used in connection with the Silicon Valley Acquisition, is subject to the satisfaction of each of the following conditions precedent, in addition to the conditions precedent set forth in
  Section 7.1, all of which must be in form and substance satisfactory to the Agent and the Lenders. The Agent shall have received:

       7.3a Purchase and Sale Agreement. A copy of the Purchase and Sale Agreement and all ancillary documents, certified by an Authorized Officer to be true and correct with no amendments thereto, and evidence that all conditions to the consummation of the acquisition (other than the payment of the purchase price) have been satisfied in accordance with the terms of the Purchase and Sale Agreement. The acquisition price shall not exceed $7,000,000 and no more than $3,000,000 of that sum is to paid in cash.

       7.3b UCC-1 Financing Statements. UCC-1 financing statements requested by it, signed by SVPCCS and covering the assets acquired in the acquisition, and the filing of such financing statements by the Agent in the appropriate filing offices.

       7.3c Lien Searches. Lien and judgment searches on the acquired assets of Silicon Valley with results reasonably satisfactory to the Lenders.

       7.3d Termination Statements, Etc. All Uniform Commercial Code termination statements, pay-off letters executed by secured parties indicating all conditions of issuance of executed UCC termination statements (in forms satisfactory to Agent in its sole discretion) and/or other documents and instruments (reasonably satisfactory to Agent) of termination and release necessary so that the security interests granted to the Agent for the benefit of the Lenders pursuant to the Security Documents are first priority Liens, subject only to Permitted Liens or Permitted Encumbrances.

       7.3e Termination of  Existing Indebtedness.   Evidence  that  all
  existing bank indebtedness with respect to assets acquired pursuant to the Silicon Valley Acquisition has been paid and satisfied in full.

       7.3f Opinion of  Counsel.    Opinion  letters  addressed  to  the
  Lenders from counsel to SVPCCS with respect to the Silicon Valley Acquisition in all respects reasonably satisfactory to the Lenders.

       7.3g Governmental Approvals. Evidence that any consent, approval, order or authorization of, and any waiting period imposed by any Governmental Authority in connection with the Silicon Valley Acquisition has been obtained or, in the case of any waiting period, has expired.

       7.3h Landlord Waivers and Consents. Evidence that Borrowers have complied with the provisions of Section 7.1d., relating to each parcel of real property leased by Borrowers in California identified on
  Schedule 4.14.

       7.3i Solvency Certificate. An acceptable Financial Certificate of the Borrowers, with the Pro-forma Balance Sheet referenced in
  Section 4.6b attached, and the Lenders shall be satisfied with the Borrowers' financial condition and ability to meet its obligations.

       7.3j No Deterioration. The Borrowers have provided the Agent with pro forma financial statements which indicate to the Agent's satisfaction that there has been no material deterioration of the Borrowers' financial position since September 30, 1998, giving effect (on a pro forma basis) to the Silicon Valley Acquisition.

  ARTICLE 8.  EVENTS OF DEFAULT; REMEDIES

  8.1 Events of Default. Each of the following events shall constitute an Event of Default:

       8.1a Nonpayment of Any Borrower's Obligations. Nonpayment by any Borrower (i) of any payment of principal of the Loans when due, or of the payment of interest on any Loans when due, and either default in payment shall have continued for a period of five (5) calendar days after such due date, or (ii) in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of five
  (5) calendar days after notice of such due date has been given to CSI by the Agent.

       8.1b Violations Under Other Indebtedness and Obligations. Any Borrower shall (i) default in the payment of any other Indebtedness, or (ii) default in the performance of any other term of any agreement or instrument under which any other Indebtedness with an aggregate principal outstanding balance of $500,000 or more is created or by which it is governed or evidenced, or in any mortgage covering any real property owned by any Borrower, if the effect of any such default described in this clause (ii) is to cause such Indebtedness to become, or if the holder or holders of such Indebtedness (or any Person on behalf of such holder) declares such Indebtedness, due prior to its expressed maturity.

       8.1c Insolvency, Etc.

       (i) Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of any Borrower in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any Borrower or for a substantial part of their respective property, or for the winding up or liquidation of its affairs, and such shall remain undismissed or unstayed and in effect for a period of sixty
  (60) days.

       (ii) Voluntary Proceedings. Any Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any Borrower or for a substantial part of their respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by any Borrower in furtherance of any of the foregoing.

       8.1d Dissolution; Cessation of Business. Any Borrower shall terminate its existence, cease to exist, dissolve, permanently cease operations or abandon the operation of any of its material plants or facilities.

       8.1e ERISA. One or more of the following events occur: (i) a Notice of Intent to Terminate any Plan (including any Plan of an ERISA Affiliate) is filed under Section 4041(c) of ERISA; (ii) proceedings shall be instituted for the appointment of a trustee by the appropriate United States court to administer any Plan (including any Plan of an ERISA Affiliate); or (iii) the PBGC shall institute proceedings to terminate any Plan (including any Plan of an ERISA Affiliate) or to appoint a trustee to administer any such Plan.

       8.1f Change of Control.  The occurrence of a Change of Control.

       8.1g Adverse Judgments. The aggregate amount of unpaid final judgments against the Borrowers for which no further appellate review exists shall, at any one time, exceed for a period of thirty (30) calendar days, by $1,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

       8.1h Failure to Comply with Loan Documents.

       (i)  Failure to  Comply with  Negative  Covenants.   Any  default
  shall occur or exist under a negative covenant contained in Section 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.11, 6.13 or 6.14 of this
  Agreement.

       (ii) Failure to Comply with Other Covenants. Any Borrower shall default in the due performance or observance of any term, agreement, covenant, condition or provision set forth in this Agreement (other than occurrences described in other provisions of this Section 8.1) or any default thereunder shall occur or exist, and such default described in this item (ii) shall not be remedied to the satisfaction of the Agent for a period of twenty (20) Business Days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Agent to CSI.

       (iii)     Defaults under  or Failure  to Comply  with Other  Loan
  Documents. (A) An "Event of Default" shall occur or exist as such term is defined in the Security Agreement, or in any Mortgage of a Mortgaged Parcel to which the Borrower is a party, or in the Pledge Agreement, or (B) any Borrower shall default in the due performance of any covenant, condition or provision set forth in any other Loan Document not listed in (A) to which such Borrower is a party, or any default thereunder shall occur or exist (other than occurrences described in other provisions of this Section 8.1h), and such default shall not be remedied to the satisfaction of the Agent (x) within the cure or grace period provided within any Loan Document, or (y) if no such cure or grace period is provided, for a period of twenty (20) Business Days after the earlier of (1) such default becoming known to any Authorized Officer or (2) notice of such default being delivered by the Agent to CSI.

       8.1i Misrepresentation. Any representation or warranty made by any Borrower or in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by any Borrower to the Agent or any Lender is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

       8.1j Invalidity, Etc. of Loan Documents. The validity or enforceability of any material provision of this Agreement or any other Loan Documents shall be contested by any Borrower or any Governmental Authority, or any Borrower shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

       8.1k Material Adverse  Change.   The occurrence  of any  Material
  Adverse Change.

       8.1l Agent's Lien. The Agent's Lien upon any material portion of the Collateral, through no fault or inaction on the part of the Agent, is or becomes unperfected or no longer constitutes, subject to Permitted Liens or to Permitted Encumbrances, a valid, first priority perfected Lien, and such failure is not remedied to the satisfaction of the Agent for a period of five (5) Business Days after the earlier of (i) such failure becomes known to any Authorized Officer or (ii) notice of such failure being delivered by the Agent to CSI.

       8.1m Post-Closing Preformance. The Borrowers fail to perform any of the post-closing covenants set forth in a side letter among the Borrowers and Agent dated January __, 1999 within the time period set forth therein.

  8.2  Remedies.

       8.2a Events of Default Under Sections 8.1c and 8.1d. Upon the occurrence of an Event of Default set forth in Sections 8.1c and 8.1d and upon the occurrence of any violation of Paragraph 14 of the Mortgages (Due on Sale Clause) executed by the Borrowers, the Revolving Credit Commitment shall automatically terminate and the Revolving Credit Notes, the Term Notes, interest accrued thereon and all other Obligations of the Borrowers to the Lenders and the Agent shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrowers. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder.

       8.2b Remaining Events of Default. Upon the occurrence and during the continuance of any Event of Default set forth in sections 8.1a, 8.1b, 8.1e, 8.1f, 8.lg, 8.1h, 8.1i, 8.1j, 8.1k, or 8.1l the Lenders
  may, at their option, declare the Revolving Credit Commitment terminated and the Revolving Credit Notes, the Term Notes, interest accrued thereon and all other Obligations of the Borrower to the Lenders and the Agent to be due and payable, without the necessity of demand, presentation, protests notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder.

       8.2c Additional Remedies. In addition to the remedies set forth above, upon the occurrence of any Event of Default, the Lenders and the Agent shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

       8.2d Exercise of Remedies; Remedies Cumulative. No delay on the part of the Agent or the Lenders, and no failure by the Agent or the Lenders to exercise any power, right or remedy under this Agreement or are other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other powers right or remedy No waiver of any Event of Default shall extend to any other or future Event of Default. No forbearance on the part of the Agent in enforcing the Agent's or any of the Lender's rights shall constitute a waiver of any of their respective rights. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Agent and the Lenders would otherwise have.

  ARTICLE 9.  AGREEMENT AMONG LENDERS

  9.1 General; No Third Party Beneficiary. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have any rights as a third-party beneficiary to any provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

  9.2 Appointment and Grant of Authority. Each Lender hereby irrevocably appoints and authorizes LaSalle National Bank and LaSalle National Bank hereby agrees to act as the Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to it by the terms hereof or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) for and on behalf of the Lenders and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

  9.3 Non-Reliance on the Agent. Each Lender agrees that it has, independently and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrowers of this Agreement or any other Loan Document referred to or provided for herein or to inspect the properties or books of the Borrowers; provided, however, that the Agent shall notify each Lender of any request received from the Borrowers for a waiver of any material term of, or any amendment to, any Loan Document, and shall furnish to the Lenders upon request copies of results of any field exams or audits of the Borrowers' business or the Collateral conducted by the Agent. The agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information.

  9.4  Responsibility of the Agent and Other Matters.

       9.4a Ministerial Nature of Duties. As between the Lenders and itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article 9. The duties of the Agent shall be ministerial and administrative in nature.

       9.4b Limitation of Liability. As between the Lenders and itself, neither the Agent nor any of its directors, officers, employees or agents shall be liable, in the absence of gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, any other Loan Document, or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees or agents shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement or any of the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement; (ii) the collectibility of any amounts owed by the Borrowers to the Lenders;

  (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreements the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement;
  (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, radiogram or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument, paper or communication entrusted to the mails or to a delivery service; or (v) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of the Borrowers or any of its properties.

       9.4c Reliance. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire, cable or radiogram or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter, other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrowers. The Agent may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 10.5 have been satisfied.
   Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee at that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

  9.5 Action on Instructions. The Agent shall be entitled to act or refrain from acting, and shall be fully protected in acting or refraining from acting, under this Agreement, the other Loan Documents or any other instrument or document in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in Section 10.1, from all of the Lenders. For purposes of this Agreement and the other Loan Documents, unless expressly stated otherwise, all determinations by, requests by, or other references to "Lenders" shall mean the Required Lenders.

  9.6 Action Upon Occurrence of a Default or Event of Default. If a Default or Event of Default has occurred, the Lenders shall immediately consult with one another in an attempt to agree upon a mutually acceptable course of conduct.

  9.7 Indemnification. To the extent the Borrowers do not reimburse and save harmless the Agent according to the terms hereof for and from all out-of-pocket costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitments. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such out-of-pocket costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the out-of-pocket costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or on connection with any of the foregoing.

  9.8 Agent's Rights as a Lender. With respect to the Commitments of the Agent as a Lender hereunder, and any Loans of the Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, the Agent shall have the same rights, powers, duties and obligations under this Agreement, the other Loan Documents or other agreements, instruments or documents as any Lender, and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage in any kind of business with the Borrowers as if it were not the Agent.

  9.9 Loan Advances by the Agent. Unless the officers of the Agent responsible for administering this Agreement shall have been notified in writing by a Lender prior to the date and time specified herein of any Loan that such Lender will not make the amount which would constitute its pro rata share of such Loan available to the Agent on or prior to the date of such Loan, the Agent may (but shall not be required to) assume that such Lender has made such amount available to the Agent on the date of such Loan and the Agent may, in reliance upon such assumption make available to the Borrowers a corresponding amount. If such pro rata share is made available to the Agent by a Lender on a date after the date of such Loan, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate for federal funds as determined by the Agent during each day included in such period, times (ii) the amount of such Lender's pro rata share of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapsed from and including the date of such Loan, to the date on which such pro rata share of such Loan became immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 9.9 shall be prima facie evidence as to the amount owed by that Lender to the Agent. If such Lender's pro rata share is not in fact made available to the Agent by such Lender within three (3) Business Days of the date of any Loan, such Lender shall pay such amount, with interest thereon at the rate per annum then applicable under the Base Rate Option during such period, on demand, to the Agent.

  9.10 Payment to Lenders. Promptly after receipt from the Borrowers of any principal repayment of the Loans, interest due on the Loans, and any Fees or other amounts due under any of the Loan Documents which are for the benefit of all the Lenders, the Agent shall distribute to each Lender that Lender's Commitment Percentage of the funds so received. Such delivery shall be accomplished in such a manner as to allow each Lender to receive its share of such payment in immediately available funds on the same day that the funds representing payment due from the Borrowers are collected funds in the possession of the Agent. If the Agent fails to make such a payment to a Lender on the same day that the funds are received, such Lender shall be entitled to receive a premium based upon such Lender's calculations made in accordance with the same formula set forth in Section 9.9.

  9.11 Pro Rata Sharing. Any sums obtained from the Borrowers by any Lender by reason of the exercise of its rights of setoff or banker's lien shall be shared pro rata among the Lenders. Nothing in this
  Section 9.11 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of collateral which is not subject to or contemplated by the Security Documents specifically securing, any other Indebtedness of the Borrowers to any Lender.

  9.12 Notice of Event of Default. Each Lender shall use its best efforts to notify the Agent immediately in writing of any Default or Event of Default of which it becomes aware. Upon receipt of any such notice, the Agent shall use its best efforts to notify the Lenders immediately in writing of such Default or Event of Default. The Agent shall notify each Lender of any Default or Event of Default as soon as practicable after obtaining knowledge thereof.

  9.13 Successor Agent.  The Agent may  resign as the Agent upon  thirty
  (30) calendar days' notice to the Lenders and the CSI only in the event that an Event of Default shall occur, be continuing and declared by the Lenders. If such notice shall be given, the Lender shall appoint from among the Lenders a successor agent for the Lenders, during such thirty (30) day period, which successor agent shall be reasonable satisfactory to the Borrowers, to serve as agent under the Loan Documents. If at the end of such thirty (30) day period the Lenders have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrowers, to serve as agent for the Lenders under the Loan Documents, any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such thirty (30) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

  ARTICLE 10.  GENERAL PROVISIONS

  10.1 Amendments and Waivers.

       (i) Subject to the remaining provisions of this Section 10.1, the Required Lenders, or the Agent with the consent of the Required Lenders, and the Borrower may from time to time enter into amendments, extensions, supplements and replacements to and of this Agreement and the other Loan Documents to which they are parties, and the Required Lenders may from time to time waive compliance with a provision of any of the Loan Documents or consent to action taken by the Borrower. Subject to the remaining provisions of this Section 10.1, no amendment, extension, supplement, replacements waiver or consent shall be effective unless it is in writing and is signed by the Required Lenders and the Borrower. Each waiver and consent shall be effective only for the specific instance and for the specific purpose for which it is given.

       (ii) The   foregoing   notwithstanding,   no   such    amendment,
  extensions, supplement, replacement or waiver shall, without the consent of all the Lenders:

            (A) increase the Revolving Credit Commitment or the maximum principal amount of the Revolving Credit Loans or the Term Loans which may be outstanding hereunder;

            (B) reduce any of the Interest Rate Options hereunder or any of the Fees due hereunder or under any of the other Loan Documents;

            (C) extend the Revolving Credit Termination Date the Term Loan Maturity Date, or postpone any scheduled payment date of principal (including any scheduled date tor a mandatory or voluntary principal prepayment), interest or Fees hereunder or under any of the other Loan Documents;

            (D) release any obliger under any Loan Document or all or any part of the Collateral;

            (E) amend the percentages set forth in the definition of "Borrowing Base," or amend in any material respect the definitions of "Eligible Account" or "Eligible Inventory";

            (F) determine the rights or remedies to be exercised after the declaration of an Event of Default by the Required Lenders, provided that any consent or waiver to be obtained from the Lenders after the declaration of an Event of Default (other than matters described in other provisions of this Subsection 10.1(ii)) shall be effective if it is in writing and is signed by only the Required Lenders;

            (G) change, amend or waive any financial covenant set forth in Section 6.4;

            (H) forgive or reduce any principal or interest of any Loans which are outstanding;

            (I) change, amend or waive any of the covenants set forth in Section 6.1(iii) or (iv) or 6.3;

            (J)    change, amend  or waive  the covenants  set forth  in
  Section 6.13 only to the extent that an acquisition or acquisitions in any given Fiscal Year or in the aggregate exceed twenty-five percent (25%) of the payment amounts provided in such Section;

            (K)  change the definition of "Required Lenders"; or

            (L)  amend this Section 10.1.

  10.2 Taxes.   The Borrowers  shall pay  any and  all stamp,  document,
  transfer and recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. Each of the Borrowers agrees to save the Agent and the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions. The obligations of the Borrowers pursuant to this Section 10.2 shall survive the termination of this Agreement and the repayment of the Obligations.

  10.3 Expenses.  The Borrowers shall pay:

       (i) All (A) out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Agent's reasonable legal fees and expenses in connection therewith; and (B) all reasonable costs and expenses of the Agent (including but not limited to reasonable fees and expenses of the Agent's counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

       (ii) All reasonable costs and expenses of the Agent and the Lenders (including without limitation the reasonable fees and disbursements of the Lenders' counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by any Person of any of the terms, conditions, representations, warranties or covenants of any Loan Document or the occurrence of a Default or an Event of Default; (B) the sale or other action taken with respect to any of the Collateral; and (C) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

       All of such costs and expenses shall be payable by the Borrowers to the Agent, for the benefit of the Lenders where appropriate, upon demand or as otherwise agreed upon by the Agent and the Borrowers, shall constitute Obligations under this Agreement, and shall bear interest at the Default Rate if not paid when due. The Borrowers' obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

  10.4 Notices.

       10.4a     Notice to the  Borrowers.  All  notices required to  be
  delivered to the Borrowers pursuant to this Agreement shall be in writing and shall be sent to CSI at the following address, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication:

            Circuit Systems, Inc.
            2400 East Lunt Avenue
            Elk Grove Village, Illinois 60007
            Attention:   James E. Robbs
            Fax: 847/439-2093

            With copies to:

            Rieck and Crotty, P.C.
            55 West Monroe Street
            Suite 3390
            Chicago, Illinois 60603
            Attention:  Thomas Rieck
            Fax: 312/726-0647

  Receipt by CSI of any such notice shall be deemed receipt by all Borrowers.

       10.4b Notice to the Agent. All notices required to be delivered to the Agent pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication:

            LaSalle National Bank
            135 South LaSalle Street
            Chicago, Illinois  60603
            Attention:  Heather J. Bartell
            Fax:  312/904-6457

       With copies to:

            Jenner & Block
            One IBM Plaza
            Suite 4000
            Chicago, Illinois 60611
            Attention: Craig R. Culbertson
            Fax:  312/923-2637

       10.4c Notice to the Lenders. All notices required to be delivered to any Lender pursuant to this Agreement shall be in writing and shall be sent to the address set forth on Annex A hereto or to the Assignment and Assumption Agreement to which such Lender is a party, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication.

       10.4d Effectiveness of Notices. All such notices shall be effective on the date of telecopy transmission or when received, whichever is earlier. The parties hereto may each change the address for service of notice upon it by a notice in writing to the other party hereto.

  10.5 Assignments.

       10.5a Assignments. Subject to the remaining provisions of this Subsection 10.5a, any Lender may at any time, in the ordinary course of its commercial banking business, in accordance with applicable law, sell to one or more Purchasing Lenders (which
  Purchasing Lenders may be affiliates of the Transferor Lender), a portion of its rights and obligations under this Agreement, the Notes then held by it and the other Loan Documents pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "N" and satisfactory to the Agent, executed by the Transferor Lender, such Purchasing Lender, the Agent and the Borrowers: subject, however to the following requirements:

       (i) Agent may sell any portion of its rights and obligations under this Agreement pursuant to this Section 10.5 so long as its Commitment Percentage remains not less than 50%;

       (ii) The Borrowers and the Agent must give their prior consent to
  any  such  assignment,  which  consents  shall  not  be   unreasonably
  withheld;

       (iii) Following an assignment permitted under this Section there shall be no more than three (3) Lenders unless approved in writing by the Borrowers and the Agent in their sole discretion;

       (iv) Each assignment to a Purchasing Lender which is not a Lender immediately prior to such assignment must be in a minimum amount of $5,000,000, and each assignment to a Purchasing Lender which is a Lender immediately period to such assignment may be in any amount; and

       (v) Each Transferor Lender shall pay to the Agent a $3,500 service fee, for its sole benefit, in connection with each assignment made by it;

  provided, however, that (A) if an Event of Default shall have occurred, be continuing and declared by the Lenders the restrictions set forth in item (i) above shall not be applicable, and (B) after the occurrence of and during the continuance of an Event of Default (1) the restrictions set forth in item (iii) above shall not be applicable and (2) the consents or agreements of the Borrowers contemplated in item (ii) above shall not be required.

       Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, (i) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Lender. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustments of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such

  Transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrowers shall execute and deliver to the Agent, in exchange for the surrendered Notes held by the Transferor Lender, new Notes to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

       10.5b Assignment to Federal Reserve Bank. In addition to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder or under the other Loan Documents.

       10.5c Assignment Register. The Agent shall maintain at its address referred to in Section 10.4 a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent set forth in
  Section 10.4 for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

  10.6 Participations.

       10.6a Sale of Participations. The Lenders may, in the ordinary course of their commercial banking business and in accordance with applicable law, and after first obtaining the consent of the Agent, which consent shall not be unreasonably withheld, at any time sell to one or more Participants (which Participants may be Affiliates of a Lender) Participations in the Revolving Credit Commitment, the Loans, the Notes and the other interests of the Lenders hereunder. In the event of any such sale of a Participation, the selling Lender's obligations under this Agreement to the Borrowers shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Notes made payable to it for all purposes under this Agreement, the Borrowers shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and Participants shall not be permitted to have any voting rights.

       10.6b Right of Setoff. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its Participation in amounts owing under this Agreement and the Notes to the same extent as if the amount of its Participation were owing directly to it as a lender under this Agreement or the Notes.

  10.7 Indemnity. Each Borrower hereby agrees to indemnify the Agent, the Lenders, each of their respective Controlling Persons, if any, and the directors, officers, employees, attorneys, agents and Affiliates or all of the foregoing (each of the foregoing an "Indemnified
  Person") against and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any Indemnified Person arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Obligations and any and all transactions related to or consummated in connection with the Obligations, other than as a consequence of the gross negligence or willful misconduct on the part of any Indemnified Person including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Indemnified Person arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation administrative proceeding or investigation under any Federal securities law or any other Governmental Rule of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of any Borrower or any Affiliate of the Borrowers in any document or schedule filed with the Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of any Borrower or any of its respective directors, officers, employees, attorneys, agents or Affiliates, related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this Section 10.7 shall be in addition to any other obligations or liabilities of the Borrower to the Agent or the Lenders, or at common law or otherwise. The provisions of this Section 10.7 shall survive the payment of the Obligations and the termination of this Agreement and the other Loan Documents.

  10.8 Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Agent, the Lenders and their respective successors and assigns; provided however, that no Borrower shall assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders and the Agent and the Lenders may only assign as permitted in this Agreement.

  10.9 Confidentiality. The Agent and the Lenders shall keep confidential and not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders and Participants, all non-public information concerning the Borrowers and the Borrowers' Affiliates which comes into the possession of the Agent or the Lenders during the term hereof. Notwithstanding the foregoing, the Agent and the Lenders may disclose information concerning any Borrower (i) in accordance with normal banking practices and the Agent's or such Lender's policies concerning disclosure of such information, (ii) pursuant to what the Agent or such Lender believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by Governmental Rule, judicial process or subpoena and (iv) to their respective attorneys, accountants and auditors who shall also be bound by the terms of this Section.

  10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

  10.11 Survival. All representations, warranties, covenants and agreements of the Borrowers contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and shall continue in full force and effect so long as any Borrower may borrow hereunder and so long thereafter until payment in full of the Notes and the Obligations is made.

  10.12 Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles thereof regarding conflict of laws, excepting applicable federal law, except only to the extent precluded by the mandatory application of the law of another jurisdiction and except as expressly set forth in any of the other loan documents.

  10.13 Forum. THE PARTIES HERETO AGREE THAT THE COURTS OF THE STATE OF ILLINOIS LOCATED IN CHICAGO, ILLINOIS, AND THE FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, COOK COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWERS ARE PARTIES AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS
  FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT
  MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

  10.14 Non-Business Days. Whenever any payment of principal, interest, Fees or any other amounts hereunder or under any of the other Loan Documents is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest, Fees or other amounts in connection with such payment.

  10.15 Integration. This Agreement is the entire agreement among the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

  10.16 Joint and Several Obligations. Notwithstanding anything to the contrary herein or in any other Loan Document, CSI, CSTLP, and SVPCCS hereby agree that all of the obligations of any party are the joint and several obligations of all parties, including but not limited to, the obligations of any or all parties to pay any and all Obligations.

  10.17 Headings. Article, Section, Subsection and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

  10.17 Counterparts. This Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

  10.18 WAIVER OF JURY TRIAL. EACH BORROWER, EACH LENDER AND THE AGENT EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWERS, THE LENDERS, THE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


  CIRCUIT SYSTEMS, INC., an Illinois corporation


  By: /s/___________________________
  Name: ____________________________
  Title:____________________________
  FEIN: ____________________________


  CIRCUIT SYSTEMS OF TENNESSEE, L.P, a Tennessee limited partnership, by Circuit Systems of Tennessee, Inc., its general partner


  By: /s/___________________________
  Name: ____________________________
  Title: ___________________________
  FEIN: ____________________________


  SVPC CIRCUIT SYSTEMS, INC, a California corporation


  By: /s/___________________________
  Name: ____________________________
  Title: ___________________________
  FEIN: ____________________________

                                     LA SALLE NATIONAL BANK, a national
                                     banking association


                                     By: /s/____________________________
                                     Name:______________________________
                                     Title:_____________________________

                                   ANNEX A

                            Commitments of Lenders
                                and Addresses
                            for Notices to Lenders





                              Amount of       Amount of
                            Commitment for   Commitment
                              Revolving       for Term     Commitment
                             Credit Loans       Loan       Percentage
                              ----------      ---------      ----

  Name:    LaSalle National
           Bank

  Address: 135 South
           LaSalle Street
           Chicago,
           Illinois  60603

                             $18,000,000      $7,000,000     100%
  Attention:

  Telephone:  312/904----

  Telecopy:   312/904----

                                       ANNEX B

                                    Pricing Matrix


         Applicable Margin for the Revolving Credit Loans:

                               Funded           LIBOR +       PRIME +
                             Debt/EBITDA

                                x > 4.5          2.75%          .5%

                             3.5 < x 4.5         2.5%           .5%
                             2.5 < x < 3.5       2.25%          .25

                                x < 2.5          2.0%            0%


         Applicable Margin for the Term Loan:

                                Funded          LIBOR +       PRIME +
                               Debt/EBITDA

                                x > 4.5          2.75%         .75%
                               3.5 < x 4.5       2.5%          .5%
                              2.5 < x < 3.5      2.25%         .5%
                                x < 2.5          2.0%           0%

         Unused Availability Fee for the Revolving Credit Commitment:
                                   Funded            Unused
                                 Debt/EBITDA    Availability Fee
                                     x > 4.5          3/8%
                                  3.5 < x 4.5         1/4%
                                  2.5 < x < 3.5       1/4%
                                     x < 2.5          1/8%

                                  EXHIBITS

               Exhibit            Exhibit             Principal
             Designation                               Section
                                                      Reference
             ===========          -------             ---------
                  A       Form of Revolving              2.1a
                          Credit Note

                  B       Form of Term Loan Note         2.3a

                  C       Form of Loan Request           2.6

                  D       Form of Security               3.2
                          Agreement

                  E       Form of Pledge                 3.2
                          Agreement

                  F       Form of Mortgage               3.3

                  G       Form of Environmental          7.2g
                          Agreement

                  H       Form of Assignment of          3.2
                          Patents and Trademarks

                  I       Assignment of Term             5.17
                          Life Insurance Policy

                  J       Compliance Certificate         5.2c

                  K       Form of Borrowing Base         5.2d
                          Certificate

                  L       Closing Certificate            7.2a

                  M       Form of Landlord               7.1d
                          Waiver and Consent

                  N       Assignment and                10.5a
                          Assumption Agreement

                  O       Purchase and Sale              4.25
                          Agreement

                          ANNEXES AND SCHEDULES


               Annex Designation  Annex
               -----------------  -----

                       A          Lenders; Commitments; Notice Addresses

                       B          Pricing Matrix



                    Schedule      Schedule
                  Designation
                  -----------     --------

                      4.1         Organization and Powers

                      4.2         Capitalization

                      4.2A        Partnership Interests

                      4.8         Litigation

                      4.11        Labor Matters

                      4.13        Names

                      4.14        Locations; Mortgaged Parcels

                     4.15a        Owned Real Property

                     4.15b        Leased Real Property

                      4.17        Intellectual Property

                      4.18        Insurance

                      4.19        Consents and Approvals

                      6.1         Indebtedness

                      6.3         Permitted Liens